                                                                    EXHIBIT 10.7

                     ACCOUNTS RECEIVABLE FINANCING AGREEMENT

     This ACCOUNTS RECEIVABLE FINANCING AGREEMENT is entered into this 3rd day of February, 2003 by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" (FAX 617-969-5965) ("Bank") and ARBINET-THEXCHANGE, INC., a Delaware corporation with its principal place of business at 75 Broad Street, 20th Floor, New York, New York 10004 (FAX:
917/320-1895) ("Borrower") and provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties as follows:

1. Definitions. In this Agreement:

          "Accounts" are accounts as defined under the Code, including, without limitation, all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods of provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

          "Account Balance" is the aggregate outstanding Advances made hereunder.

          "Account Debtor" is as defined in the Code and shall include, without limitation, any person liable on any Financed Receivable, such as, a guarantor of the Financed Receivable and any issuer of a letter of credit or banker's acceptance.

          "Adjustments" are all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor for any Financed Receivable.

          "Advance" is defined in Section 2.2.

          "Advanced Rate" is eighty percent (80%), net of any offsets related to each specific Account Debtor, or such other percentage as Bank establishes under
Section 2.2.

          "Affiliate" a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

          "Applicable Rate" is a per annum rate equal to the "Prime Rate" plus five one-half percent (5.5%).

          "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

          "Cash Collateral Account" is defined in Section 3.6.

          "Closing Date" is the date of this Agreement.

          "Code" is the Uniform Commercial Code as adopted by The Commonwealth of Massachusetts (presently, Mass. Gen. Laws, Ch. 106), as may be amended and in effect from time to time.

          "Collateral" is attached as Exhibit "A".

          "Collections" are all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables.

          "Compliance Certificate" is attached as Exhibit "B".

          "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for: (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in goof faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

          "Deferred Revenue" is all amounts received in advance of performance under contracts and not yet recognized as revenue.

          "Early Termination Fee" is defined in Section 4.3.

          "EBITDA" as used herein, EBITDA means, on a consolidated basis, earnings before interest, taxes, depreciation and other non-cash amortization expenses, determined in accordance with GAAP.

          "Eligible Accounts" is defined in Section 2.2.

          "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

          "Event of Default" is defined in Section 9.

          "Facility Amount" is Twelve Million Five Hundred Thousand Dollars ($12,500,500.00), provided that the Facility Amount shall be limited to Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00) (the "Cap") until such time as the Bank increases the Cap in the Bank's sole and absolute discretion. Any increase in the availability above the Cap described in the foregoing sentence shall be deemed received to the extent that: (i) Bank provides written notice to Borrower of such increase and only for the amount of such increase, or (ii) the aggregate outstanding amount of Financed Receivables at any one time exceeds the Cap, in which case the Facility Amount shall be deemed to be such increased amount.

          "Facility Fee" is defined in Section 3.3.

          "Facility Period" is the period beginning on this date and continuing until the Maturity Date, unless the period is terminated sooner (i) by Bank at any time with notice to Borrower, (ii) by Borrower pursuant to Section 4.3, or
(iii) upon an Event of Default.

          "Finance Charges". is defined in Section 3.2.

          "Financed Receivables" are all those accounts, receivables, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, bankers acceptances, and rights to payment, and all proceeds, including their proceeds (collectively "receivables"), which Bank finances and make and Advance. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been finally paid.

          "Financed Receivable Balance" is the total outstanding amount, at any time, of all Financed Receivables.

          "GAAP" is generally accepted accounting principles as adopted by the Financial Accounting Standards Board.

          "Good Faith Deposit" is described in Section 3.7.

          "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

          "Ineligible Receivable" is any accounts receivable:

                    (a) that is unpaid thirty (30) calendar days after the invoice date; or

                    (b) that is owed by an Account Debtor that has filed, or has had filed against it, any bankruptcy case, assignment for the benefit of creditors, receivership, or Insolvency Proceeding or who has become insolvent (as defined in the United States Bankruptcy Code) or who is generally not paying its debts as they become due; or

                    (c) for which there has been any breach of warranty or representation in Section 6 or any breach of any covenant in this Agreement; or

                    (d) for which the Account Debtor asserts any discount, allowance, return, dispute, counterclaim, offset, defense, right of recoupment, right of return, warranty claim, or short payment (but only to the extent of such asserted discount, allowance, return, dispute, counterclaim, offset, defense, right of recoupment, right of return, warranty claim, or short payment).

          "Insolvency Proceeding" are proceedings by or against any person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief

          "Invoice Transmittal" shows accounts receivable which Bank may finance and, for each receivable, includes the Account Debtor's, name, address, invoice amount, invoice date and invoice number and is authorized by Borrower.

          "Lockbox" is described in Section 6.3(J).

          "Maturity Date" shall be February 2, 2004.

          "Minimum Finance Charge" is a minimum monthly Finance Charge to be imposed beginning in the first full month of this Agreement, payable in arrears, of Seven Thousand Five Hundred Dollars ($7,500.00), which amount shall increases in the Cap as defined herein: (i) when the Cap is at least Eight Million Seven Hundred Fifty Thousand Dollars($8,750,000.00) but less than Twelve Million Five Hundred Dollars ($12,500,000.00), a minimum monthly Finance Charge of Ten Thousand Dollars($10,000.00); and (ii) when the Cap is Twelve Million Five Hundred Thousand Dollars($12,500,000.00), a minimum monthly Finance Charge of Fourteen Thousand Dollars($14,000.00).

          "Obligations" are all advances, liabilities, obligations, covenants and duties owing, arising, due or payable by Borrower to Bank now or later under this Agreement or any other document, instrument or agreement, account (including those acquired by assignment) primary or secondary, such as all Advances, Finance Charges, Facility Fee,

Early Termination Fee, interest, fees, expenses, professional fees and attorneys' fees, or other amounts now or hereafter owing by Borrower to Bank.

          "Operating Account" are, individually and collectively, all depository or operating accounts maintained by Borrower at the Bank (but not including investment accounts).

          "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

          "Prime Rate" is Bank's most recently announced "Prime Rate," even if it is not Bank's lowest rate, except that at no time under this Agreement shall the Prime Rate be less than four and one-quarter percent (4.25%) nor greater than six and one-half percent (6.50%).

          "Reconciliation Day" is the last calendar day of each month.

          "Reconciliation Period" is each calendar month.

          "Subsidiary" is for any Person, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

2. Financing of Accounts Receivable.

     2.1. Request for Advances. During the Facility Period, Borrower may offer accounts receivable to Bank and request that the Bank finance such accounts receivables, if there is not an Event of Default. Borrower will deliver an Invoice Transmittal for each accounts receivable it offers. Bank may rely on information on or with the Invoice Transmittal.

     2.2. Acceptance of Accounts Receivable. Bank is not obligated to finance any accounts receivable, except as provided herein. Bank agrees to finance account receivables from qualified credit Account Debtors as determined by Bank in its reasonable discretion unless, in Bank's reasonable assessment, the credit risk on those Account Debtors has changed, or there exists an Event of Default. Without limiting the Bank's discretion described in the foregoing sentence, the Bank may finance (i) certain billed receivables and (ii) certain unbilled receivables for minutes purchased in the current billing cycle but to be invoiced within fifteen (15) days. Bank may approve any Account Debtor's credit ("Eligible Account" or collectively, "Eligible Accounts") in writing before agreeing to finance any accounts receivable and will extend Advances against Eligible Accounts. Bank reserves the right, in its reasonable discretion, to remove any specific Account Debtor from the Eligible Accounts. When Bank agrees to finance a receivable, it will extend credit to Borrower in an amount up to the result of the Advance Rate multiplied by the face amount of the receivable (the "Advance"). Bank may, in its discretion, change the percentage of the Advance Rate with notice to Borrower. When Bank makes an Advance, the receivable becomes a "Financed Receivable." All representations and warranties in Section 6 must be true as of the date of the Invoice Transmittal and of the Advance and no Event of Default exists or would occur as a result of the Advance. The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount, as affected by the Cap.

3. Collections, Finance Charges, Remittances and Fees. The Obligations shall be subject to the following fees and Finance Charges. Fees and Finance Charges may, in Bank's discretion, be charged as an Advance, and shall thereafter accrue fees and Finance Charges as described below. Bank may, in its discretion, charge fees and Finance Charges to Borrower's Cash Collateral Account or Operating Account. The Bank will provide Borrower with written notice of any such charges of the Borrower's accounts.

     3.1. Collections. Collections will be credited to the Financed Receivables Balance, but if there is an Event of Default, Bank may apply Collections to the Obligations in any order it chooses. If Bank receives a payment for both a Financed Receivable a non Financed Receivable, the funds will first be applied to the Financed Receivable and, if there is not an Event of Default, the excess will be remitted to the Borrower, subject to Section 3.6.

     3.2. Finance Charges. In computing Finance Charges on the Obligations, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations three (3) Business Days after receipt of the Collections. Borrower will pay a finance charge (the "Finance Charge"), which is equal to the greater of (i) the Applicable Rate divided by 360 multiplied by the number of days in the Reconciliation Period multiplied by the outstanding average daily Financed Receivable Balance for that Reconciliation Period, or (ii) the Minimum Finance Charge.

     3.3. Facility Fee. A fully earned, non-refundable facility fee of Seventy-Five Thousand Dollars ($75,000.00) is due upon execution of this Agreement. Notwithstanding the foregoing, the Bank will refund one half (50.0%) of the Facility Fee paid by Borrower for any particular year, in the event that the Borrower terminates this Agreement solely because the aggregate outstanding amount of Financed Receivables over any two (2) month period is at all times less than Five Million Dollars ($5,000,000.00) (and Borrower has requested that Bank finance Receivables, in accordance with the terms of this Agreement, in excess of such amount) provided that (A) the value of the Collateral (as reasonably determined by Bank) available to the Bank hereunder is in excess of Five Million Dollars ($5,000,000.00) and (B) no Event of Default has occurred during such two (2) month period, or would exist but for notice.

     3.4. Accounting. After each Reconciliation Period, Bank will provide an accounting of the transaction for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges and the Facility Fee. If Borrower does not object to the accounting in writing within forty five (45) days it is considered correct. All Finance Charges and other interest and fees are calculated on the basis of a 360 day year and actual days elapsed.

     3.5. Deductions. Bank may deduct fees, Finance Charges and other amounts due pursuant to this Agreement from any Advances made or Collections received by Bank.

     3.6. Account Collection Service. All Borrower's receivables are to be paid to the same address/or party and Borrower and Bank must agree on such address, or cash collateral account at Bank (the "Cash Collateral Account"). If Bank collects all receivables and there is not an Event of Default, Bank shall, promptly after receipt of those collections, promptly permit Borrower to transfer from the Cash Collateral account to the Operating Account, all receivables collections Bank receives for receivables other than Financed Receivables and/or amounts in excess of the amount for which Bank has made an Advance to Borrower, less any amount due to Bank, such as the Finance Charge, the Facility Fee, other fees and expenses, or otherwise. This Section does not impose any affirmative duty on Bank to do any act other than to turn over amounts, as provided herein. All receivables and collections are Collateral and if an Event of Default occurs, Bank need not remit collections of Collateral and may apply them up to the amount of the Obligations. All Financed Receivables collected by Bank shall be first applied to Advances, and other Obligations, and, provided no Event of Default then exists, or would exist but for notice, the excess amounts collected by Bank, if any, shall be remitted to the Borrower for deposit into the Operating Account. Notwithstanding the foregoing, at any time during which there are no Obligations outstanding, the Bank shall promptly remit collections of Collateral to the Operating Account regardless of whether an Event of Default has occurred.

     3.7. Good Faith Deposit. Borrower has paid to Bank a Good Faith Deposit of Fifteen Thousand Dollars ($15,000.00) to initiate Bank's due diligence review process. Any portion of the deposit not utilized to pay expenses will be applied to the Facility Fee.

4. Repayment of Obligations.

     4.1. Repayment of Maturity. Borrower will repay each Advance on the earliest of: (a) payment of the Financed Receivables in respect which the Advance was made; (b) the Financed Receivable becomes an Ineligible Receivable,
(c) when any Adjustment is made to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable is not otherwise an Ineligible Receivable); or (d) the last day of the Facility Period

(including any early termination). Each payment will also include all accrued Finance Charges on the Advance and all other amounts due hereunder.

     4.2. Repayment on Event of Default. When there is an Event of Default, Borrower will, if Bank demands (or, in an Event of Default under Section 9(B), immediately without notice or demand from Bank) repay all of the Advances. The demand may, at Bank's option, include the Advance for each Financed Receivable then outstanding and all accrued Finance Charges, the Early Termination Fee, reasonable attorneys and professional fees, court costs and expenses, and any other Obligations.

     4.3. Early Termination of Agreement. This Agreement may be terminated prior to the last day of the Facility Period as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to Bank; or
(ii) by Bank at any time after the occurrence of an Event of Default, without notice, effective immediately. If this agreement is terminated prior to the Maturity Date: (A) by Bank in accordance with clause (ii) in the foregoing sentence or (B) by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to One Hundred Thousand Dollars ($100,000.00) (the "Early Termination Fee"). The Early Termination Fee shall be due and payable on the effective date of such termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations. Notwithstanding the foregoing, Bank agrees to waive the Early Termination Fee if: (i) Bank agrees to refinance and redocument this Agreement under another division of the Bank (in its sole and exclusive discretion) prior to the last day of the Facility Period, or (ii) the aggregate outstanding amount of Financed Receivables over any two (2) month period is at all times less than Five Million Dollars ($5,000,000.00) (and Borrower has requested that Bank finance Receivables, in accordance with the terms of this Agreement, in excess of such amount) provided that (A) the value of the Collateral (as reasonably determined by Bank) available to the Bank hereunder is in excess of Five Million Dollars ($5,000,000.00) and (B) no Event of Default has occurred during such two
(2) month period.

5. Power of Attorney. Borrower irrevocably appoints Bank and its successors and assigns it attorney-in-fact and authorizes Bank to:

               (A) following the occurrence of an Event of Default which has not been cured, sell, assign, transfer, pledge, compromise, or discharge all or any part of the Financed Receivables;

               (B) following the occurrence of an Event of Default which has not been cured, demand, collect, sue, and give releases to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding about the Financed Receivables, including filing a claim or voting a claim in any bankruptcy case in Bank's or Borrower's name, as Bank chooses;

               (C) following the occurrence of an Event of Default which has not been cured, prepare, file and sign Borrower's name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics' lien or similar document;

               (D) regardless of whether there has been an Event of Default, notify all Account Debtors to pay Bank directly;

               (E) regardless of whether there has been an Event of Default, receive, open, and dispose of mail addressed to Borrower;

               (F) regardless of whether there has been an Event of Default, endorse Borrower's name on check or other instrument (to the extent necessary to pay amounts owed pursuant to this Agreement); and

               (G) regardless of whether there has been an Event of Default, execute on Borrower's behalf any instruments, documents, financing statements to perfect Bank's interests in the Financed Receivables and Collateral and do all acts and things necessary or expedient, as determined by Bank in its reasonable discretion, to protect or preserve Bank's rights and remedies under this Agreement.

6. Representations, Warranties and Covenants.

     6.1. Representations and Warranties. Borrower represents and warrants for each Financed Receivable:

               (A) Borrower is the owner with legal right to sell, transfer and assign all Financed Receivables, provided that Borrower may assign certain rights to the Financed Receivables pursuant to a certain Factoring Agreement (the "Factoring Agreement") to be entered into between GMAC Commercial Credit LLC ("GMAC") and Borrower, which Factoring Agreement shall be subject to the terms of this Agreement and further subject to a letter agreement (the "Letter Agreement") in form and substance acceptable to Bank, Borrower, GMAC and ORIX Merchant Banking LLC ("ORIX");

               (B) The correct amount is on the Invoice Transmittal and is not disputed;

               (C) Payment is not contingent on any obligation or contract and it has fulfilled all its obligations as of the Invoice Transmittal date;

               (D) It is based on an actual sale and delivery of goods and/or services rendered, due to Borrower, it is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances;

               (E) There are no defenses, offsets (except as disclosed by Borrower to Bank in writing at the time of making an Advance with respect to a Financed Receivable), counterclaims or agreements for which the Account Debtor may claim any deduction or discount:

               (F) Borrower reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

               (G) Borrower has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

               (H) Bank has the right to endorse and/or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

               (I) No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

     6.2. Additional Representations and Warranties. Borrower represents and warrants as follows:

               (A) Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. The execution, delivery and performance of this Agreement has been duly authorized, and does not conflict with Borrower's organizational documents or constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any material agreement to which or by which it is bound.

               (B) Borrower has good title to the Collateral, provided that Borrower has assigned certain rights to the Financed Receivables pursuant to the Factoring Agreement, which Factoring Agreement is subject to the terms of this Agreement and will be further subject to the Letter Agreement. All inventory is in all material respects of good and marketable quality, free from material defects.

               (C) There are no material actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary of Borrower.

               (D) All consolidated financial statements for Borrower and any Subsidiary of Borrowers delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

               (E) Borrower is able to pay its debts (including trade debts) as they mature.

               (F) No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

               (G) Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules. None of Borrower's properties or assets has been used by Borrower, to the best of borrower's knowledge, by previous persons, in disposing, producing storing, treating, or transporting any hazardous substance other than legally. Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes. Borrower has obtained all consents, approvals and authorizations of, made all declarations or fillings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

     6.3. Affirmative Covenants. Borrow will do all of the following:

               (A) Maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification in each jurisdiction necessary to Borrower's business or operations.

               (B) Pay all its taxes including gross payroll, withholding and sales taxes when due and will deliver satisfactory evidence of payment if requested.

               (C) Upon request by Bank, provide a written report within sixty
          (60) days after the invoice date respecting any Financed Receivable (or as and when otherwise directed by the Bank), if payment of any Financed Receivable does not occur by its due date and include the reasons for the delay.

               (D) Borrower shall deliver to Bank: (i) as soon as available, but no later than forty five (45) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form acceptable to Bank (current form delivered to Bank is deemed acceptable) and certified Borrower; (ii) as soon as available, but no later than one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank (Ernst & young is currently deemed acceptable); (iii) in the event that the Borrower's stock becomes publicly held, within ten (10) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of subordinated debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; and (iv) budgets, sales projections, operating plans or other financial information reasonably requested by Bank.

               (E) Borrower shall keep its business and the Collateral insured for risks and in amounts, as Bank requests. GMAC is deemed to be an acceptable provider of credit protection with respect to the accounts receivable. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show the Bank as an additional insured and all policies shall provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations.

               (F) Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

               (G) Provide Bank with a Compliance Certificate along with monthly and annual financial statements, or as requested by Bank.

               (H) Provide Bank with as soon as available, but no later than forty five (45) days following each Reconciliation Period, a company prepared balance sheet and income statement, prepared under GAAP, consistently applied, covering Borrower's operations during the period along with a Deferred Revenue report. All of the foregoing shall be in form and substance satisfactory to the Bank.

               (I) Immediately notify, transfer and deliver to Bank all collections Borrower receives for Financed Receivables (and, as and when required hereunder, for all receivables).

               (J) Borrower shall direct each Account Debtor (and each depository institution where proceeds of accounts receivable are on deposit) to make payments with respect to all receivables to a lockbox account established with the Bank ("Lockbox") or to wire transfer payments to the Cash Collateral Account that Bank controls, as and when directed by the Bank from time to time, at its option and at the sole and exclusive discretion of the Bank. Until such Lockbox can be established, the Borrower shall remit all receivable cash payments and remittances to the Bank at least weekly (at the close of business on each Friday) along with a detailed cash receipts journal. It will be considered an immediate Event of Default if the Lockbox is not set-up and operational within 45 days from the date of this Agreement.

               (K) Borrower will allow Bank to audit Borrower's Collateral, including, but not limited to, Borrower's Accounts and accounts receivable, at Borrower's expense (at Bank's customary rates) prior to the initial Advance hereunder and once every six (6) months thereafter, upon reasonable notice. Provided, however, if an Event of Default has occurred, Bank may audit Borrower's Collateral, including, but not limited to, Borrower's Accounts and accounts receivable at Bank's sole and exclusive discretion and without notification and authorization from Borrower.

               (L) Maintain at all times an EBITDA of not less than One Dollar ($1.00), to be tested on a monthly and quarterly basis, except that Borrower may suffer one (1) monthly EBITDA loss per quarter provided that such loss does not exceed Two Hundred Thousand Dollars ($200,000.00).

               (M) In order to permit Bank to monitor Borrower's financial performance and condition, Borrower shall maintain Borrower's primary depository and operating accounts and securities accounts with Bank, which accounts shall represent at least seventy-five percent (75.0%) of the dollar value of the Borrower's depository, operating and securities accounts at all financial institutions within four (4) months of the Effective Date. Borrower shall identify to Bank, in writing, any bank or securities account opened by Borrower with any institution other than Bank.

               (N) Provide Bank with an aged listing of accounts receivable and accounts payable on a daily basis.

     6.4. Negative Covenants. Borrower will not do any of the following without Bank's prior written consent:

               (A) Assign, lease, transfer, sell or grant, or permit any lien or security interest in the Collateral, except for transfers (i) of inventory in the ordinary course of business, and (ii) of worn-out or obsolete equipment, and (iii) certain liens in favor of GMAC and ORIX, which are subject to the Letter Agreement and the Intercreditor Agreement (defined below).

               (B) Except as provided in the Perfection Certificate, create, incur, assume, or be liable for any indebtedness exceeding Two Million Five Hundred Thousand Dollars ($2,500,000.00) (unsecured) in the aggregate outstanding at any time, excluding capital and operating leases.

               (C) Directly or indirectly enter into or permit to exist any material transaction with any affiliate or Subsidiary of Borrower or make any distributions to any affiliate or Subsidiary, except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated person.

               (D) Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

               (E) Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, or permit any of its subsidiaries to do so.

               (F) Relocate its principal executive office or add any new offices or business locations or keep any Collateral in any additional locations, or (ii) change its state of formation, or (ii) change its organizational structure, or (iv) change its legal name, or (v) change any organizational number (if any) assigned by its state of formation. Notwithstanding the foregoing, the Borrower hereby consents to the relocation by Borrower of its principal executive office to any of the following states, provided the Borrower provides the Bank with prior written notice with the specific change in location: New Jersey, Connecticut, Virginia, and New York.

               (G) Keep any Collateral in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver any Collateral to such a bailee, then Borrower shall receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

               (H) Borrower agrees that any disposition of the Collateral in violation of this Agreement, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

7. Adjustments. If any Account Debtor asserts a discount, allowance, return, offset, defense, warranty claim, or the like on a Financed Receivable (an "Adjustment") or if Borrower breaches any of the representations, warranties or covenants set forth in Section 6, Borrower will promptly advise Bank.

8. Security Interest. Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under this Agreement. Any security interest shall be a first priority security interest in the Collateral. The Borrower and the Bank have entered into an Intercreditor Agreement with ORIX (the Intercreditor Agreement"). After an Event of Default, to the extent Obligations are outstanding or Advances have been requested, Bank may place a "hold" on any deposit account pledged as Collateral. In the event that the Borrower refinances its indebtedness to ORIX with another lender satisfactory to Bank, Bank hereby agrees to enter into a similar Intercreditor Agreement with such other lender.

9. Events of Default. Any one or more of the following is an Event of Default.

               (A) Borrower fails to pay any amount owed to Bank within three
          (3) days of when due;

               (B) Borrower files or has filed against it any Insolvency Proceedings or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of its assets;

               (C) Borrower becomes insolvent or is generally not paying its debts as they become due:

               (D) Any involuntary lien, garnishment, attachment attaches to the Financed Receivables or any Collateral or the service of process upon Bank seeking to attach, by mesne (intervening) or trustee process any funds of Borrower on deposit with Bank;

               (E) Borrower breaches any covenant, agreement, warranty, or representation set forth in this Agreement or any other agreement between Borrower and Bank is an immediate Event of Default;

               (F) Borrower is in default under any document, instrument or agreement evidencing any debt, obligation or liability in favor of Bank its affiliates or vendors regardless of whether the debt, obligation or liability is direct or indirect, primary or secondary, or fixed or contingent and the third party either accelerates the obligations thereunder or exercises any of its rights against the Collateral;

               (G) An event of default occurs under any guaranty of the Obligations or any material provision of any guaranty is not valid or enforceable or a guaranty is repudiated or terminated;

               (H) A material default or Event of Default occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination agreement with Bank;

               (I) Any creditor that has signed a subordination agreement with Bank breaches any material terms of the subordination or intercreditor agreement;

               (J) An event of Default occurs under any agreement with respect to the loan arrangement between Borrower and ORIX, or any related Person; or

               (K) Any of the following occurs, in the good faith judgment of
          Bank: (i) a material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral; or (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower occurs; or (iii) a material impairment of the prospect of repayment of any portion of the Obligations.

10. Remedies

     10.1. Remedies Upon Default. When an Event of Default occurs: (1) Bank may stop financing receivables or extending credit to Borrower: (2) at Bank's option and on demand, all or a portion of the Obligations (or, for to an Event of Default described in Section 9(B), automatically and without demand) are due and payable in full; (3) the Bank may apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower; (4) Bank may exercise all rights and remedies under this Agreement and applicable law, including those of a secured party under the Code, power of attorney rights in Section 5 for the Collateral, and the right to ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, collect, dispose of, sell, lease, use, and realize upon all Financed Receivables and Collateral in any commercial manner; and (5) Bank may make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies. Borrower agrees that any notice of sale required to be given to Borrower is deemed given if at least five (5) days before the sale may be held.

     10.2. Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

     10.3. Default Rate. After the occurrence of an Event of Default, all Obligations shall accrue interest at the Applicable Rate plus two one half percent (2.5%) per annum.

11. Fees, Costs and Expenses. The Borrower will pay on demand all reasonable fees, costs and expenses (including attorney's and professionals fees with costs and expenses) that Bank incurs from: (a) preparing, negotiating, administering, and enforcing this Agreement or related agreement, including any amendments, waivers or consents; (b) any litigation or dispute relating to the Financed Receivables, the Collateral, this Agreement or any other agreement; (c) enforcing any rights against Borrower or any guarantor, or any Account Debtor;
(d) protecting or enforcing its interest in the Financed Receivables or other Collateral, (e) collecting the Financed Receivables and the Obligations; and (f) any bankruptcy case or insolvency proceeding involving Borrower, any Financed Receivable, the Collateral, any Account Debtor.

12. Choice of Law, Jury Trial Waiver. This Agreement shall be construed, governed, and enforced pursuant to the laws (without regard to conflict of law principles) of The Commonwealth of Massachusetts. Borrower and Bank each submits to the exclusive jurisdiction of the State and Federal courts in Suffolk County, Massachusetts.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

13. Notices. Notices or demands by either party about this Agreement must be in writing and personally delivered or sent (i) by an overnight delivery service, or (ii) by certified mail postage prepaid return receipt requested, and by FAX to the addresses listed at the beginning of this Agreement. A party may change notice address by written notice to the other party.

14. General Provisions.

     14.1. Successors and Assigns. This Agreement binds and is for the benefit of successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank may, without the consent of or notice to Borrower, sell, transfer, or grant participation in any part of Bank's obligations, rights or benefits under this Agreement.

     14.2. Indemnification. Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) losses or expenses incurred, or paid by Bank from or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

     14.3. Right of Set-Off. Borrower and any guarantor hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     14.4. Time of Essence. Time is of the essence for performance of all obligations in this Agreement.

     14.5. Application of Funds. Borrower agrees that any disposition of the Collateral in violation of this Agreement, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

     14.6. Severability of Provision. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

     14.7. Amendments in Writing, Integration. All amendments to this Agreement must be in writing. This Agreement is the entire agreement about this subject matter and supersedes prior negotiations or agreements.

     14.8. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts and when executed and delivered are one Agreement.

     14.9. Remedies Cumulative. Bank's rights and remedies under this Agreement, or any other documents, instruments and agreement by and between Borrower and Bank are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

     14.10. Survival. All covenants, representations are warranties made in this Agreement continue in force while any Financed Receivable amount remains outstanding. Borrower's Indemnification obligations survive until all statutes of limitations for actions that may be brought against Bank have run.

     14.11. Confidentiality. Bank will use the same degree of care handling Borrower's confidential information that it uses for its own confidential information, but may disclose information: (i) to its subsidiaries or affiliates in connection with their business with Borrower; (ii) to prospective transferees or purchasers of any interest in the Agreement; (iii) as required by law, regulation, subpoena, or other order; (iv) as required in connection with an examination or audit; and (v) as it considers appropriate exercising the remedies under this Agreement. Confidential information does not include information that is either: (a) in the public domain or in Bank's possession when disclosed, or becomes part of the public domain after disclosure to Bank; or (b) disclosed to Bank by third party, if Bank does not have reason to know that the third party is prohibited from disclosing the information.

     14.12. Other Agreements. This Agreement may not adversely affect Banks rights under any other document or agreement. If there is a conflict between this Agreement and any agreement between Borrower and Bank, Bank may determine in its sole discretion which provision applies. Borrower acknowledges that any security agreements, liens and/or security interests securing payment of Borrower's Obligations also secure Borrower's Obligations under this Agreement and are not adversely affected by this Agreement. Additionally, (a) any Collateral under other agreements or documents between Borrower and Bank secures Borrowers Obligations under Agreement and (b) a default by Borrower under this Agreement is a default under agreements between Borrower and Bank.

     EXECUTED under seal as of the date first written above.

ARBINET-THEXCHANGE, INC.


By  Peter P. Sach
   ----------------------------------
Title CAO & Treasurer


SILICON VALLEY BANK


By  Authorized Representative
   ----------------------------------
Title SVP

                                    EXHIBIT A

The Collateral consists of all of Borrower's right, title and interest in and to the following:

     All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property supportive obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

     Any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents. trademarks, service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreement and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

     All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

                                   Exhibit "B"

                               SILICON VALLEY BANK
                           SPECIALTY FINANCE DIVISION

                             Compliance Certificate

I, as authorized officer of ARBINET-THEXCHANGE, INC.
                                                     -----------------
("Borrower") certify under the Accounts Receivable Financing Agreement (the "Agreement") between Borrower and Silicon Valley Bank ("Bank") as follows.

Borrower represents and warrants for each Financed Receivable:

          It is the owner with legal right to sell, transfer and assign it;

          The correct amount is on the Invoice Transmittal and is not disputed;

          Payment is not contingent on any obligation or contract and it has fulfilled all its obligations as of the Invoice Transmittal date;

          It is based on an actual sale and delivery of goods and/or services rendered, due to Borrower, it is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances;

          There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

          It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

          It has not filed or had filed against it proceedings and does not anticipate any filing;

          Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

          No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

          Additionally, Borrower represents and warrants as follows:

          Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. The execution, delivery and performance of this Agreement has been duly authorized, and do not conflict with Borrower's formations documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

          Borrower has good title to the Collateral. All inventory is in all material respects of good and marketable quality, and free from material defects.

          Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules. None of Borrower's properties or assets has been used by Borrower, to the best of Borrower's knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

          All representations and warranties in the Agreement are true and correct in all material respects on this date.

Sincerely,


-------------------------------------
SIGNATURE

-------------------------------------
TITLE

-------------------------------------
DATE

                             INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT is entered into between SILICON VALLEY BANK ("SVB"), a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East", and ORIX MERCHANT BANKING LLC ("ORIX"), with its principal place of business at 1177 Avenue of the Americas, 10th Floor, New York, New York 10036 on February 3, 2003.

                                    RECITALS

     A. ARBINET-THEXCHANGE, INC. ("Company") and SVB have entered into an Accounts Receivable Financing Agreement dated as of February 3, 2003 (as amended from time to time, the "SVB Agreement"). The SVB Agreement and the documents executed in connection therewith are referred to in this Agreement as the "SVB Documents." All of the Company's present and future indebtedness, liabilities and obligations under or in connection with the SVB Documents are referred to in this Agreement collectively as the "SVB Debt." SVB and ORIX are sometimes referred to herein as the "Secured Parties."

     B. The Company and ORIX have entered into a Loan and Security Agreement dated January 31, 2002 (as amended from time to time, the "ORIX Loan Agreement"). The ORIX Loan Agreement and the documents executed in connection therewith are referred to in this Agreement as the "ORIX Loan Documents." All of the Company's present and future indebtedness, liabilities and obligations under or in connections with the ORIX Loan Documents are referred to in this Agreement collectively as the "ORIX Debt."

     The Parties agree as follows:

     1. Definitions.

          (a) As used in this Agreement, "SVB Priority Collateral" means the following: (i) all present and future accounts arising out of or relating to the sale of the Company's goods or rendition of services (including without limitation those evidenced by instruments or chattel paper) (collectively, the "Accounts"), and (ii) all goods which gave rise to an Accounts which is returned by the purchaser and all other returned or repossessed goods, and (iii) all rights as an unpaid vendor, and (iv) to the extent necessary in order to enable SVB to collect any Accounts, all of the Company's contract rights, documents, and general intangibles, and (v) all books and records (including, without limitation, credit files, computer programs, print-outs, and other computer materials and records) relating to the foregoing, and (vi) and any other assets of the Company (including assets of the Company which, under the Code, would constitute accounts, instruments, documents, chattel paper, supporting obligations, letter of credit rights and general intangibles, as such terms are defined under the Code) to the extent such assets are proceeds of, are collateral for, or are necessary to collect or otherwise payment of, any of the Company's rights to payments that are due from Company's member's by reason of member's purchase of telecommunications network capacity from other members of the Company through the trading exchange provided by the Company, and (vii) all proceeds and insurance proceeds of the foregoing, and (viii) all warranty claims and other claims and rights relating to the foregoing, and (ix) all cash collateral, depository, operating and /or securities accounts of the Company maintained with SVB, with the exception of those accounts in Section 2(c) and
Section 2(d) below.

          (b) As used in this Agreement, "ORIX Priority Collateral" means the following: all assets of the Company other than the SVB Priority Collateral, including without limitation the collateral described on Exhibit A hereto, and all proceeds and insurance proceeds thereof and all warranty claims and other claims and rights relating thereto (but not including the SVB Priority Collateral). Without limiting the foregoing, ORIX Priority Collateral includes all Intellectual Property (as defined in Exhibit A hereto).

          (c) As used in this Agreement, "Collateral" shall mean SVB Priority Collateral and ORIX Priority Collateral

     2. Priorities.

          (a) All security interests now or hereafter acquired by SVB in the SVB Priority Collateral shall at all times be prior and superior to all security interests, ownership interests and other interests and claims now held or hereafter acquired by ORIX in the SVB Priority Collateral.

          (b) All security interests now or hereafter acquired by ORIX in the ORIX Priority Collateral shall at all times be prior and superior to all security interests, ownership interests, and other interests or claims now held or hereafter acquired by SVB in the ORIX Priority Collateral.

          (c) ORIX shall have a first priority security interest with respect to the following securities account maintained by the Company at SVB Securities, a Division of Alliant Partners, with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054: 88602820. SVB shall have a second priority security interest with respect to such securities account. ORIX and SVB shall enter into control agreements with SVB Securities regarding such account.

          (d) ORIX shall have a first priority security interest with respect to the following operating account maintained by the Company at SVB: 3300388415. SVB shall have a second priority security interest with respect to such operating account. ORIX and SVB shall enter into a control agreement regarding such account.

          (e) The priorities specified in this Agreement shall be applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements or other documents, or the giving of any notices of purchase money security interests or other notices, or possession of any Collateral, or any statutes, rules or law, or court decisions to the contrary. The subordinations and priorities specified in this Agreement are expressly conditioned upon the nonavoidability and perfection of the security interest to which another security interest is subordinated, and if the security interest to which another security interest is subordinated is not perfected or is avoidable, for any reason, then the subordinations and relative priority provided for in this Agreement shall not be effective as to the particular Collateral that is the subject of the unperfected or avoidable security interest.

     3. Proceeds of Liquidation

          (a) The proceeds of any liquidation of the SVB Priority Collateral shall be distributed to the extent available in the following order:

               First, to SVB up to the aggregate amount of all outstanding Obligations (as defined in the SVB Agreement) owing to SVB from the Company;

               Second to ORIX up to the aggregate amount of all outstanding Obligations (as defined in the ORIX Loan Agreement) owing to ORIX from the Company; and

               Third, to the Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

          (b) The proceeds of any liquidation of the ORIX Priority Collateral shall be distributed to the extent available in the following order:

               First, to ORIX up to the aggregate amount of all outstanding Obligations (as defined in the ORIX Loan Agreement) owing to ORIX from the Company;

               Second, to SVB up to the aggregate amount of all outstanding Obligations (as defined in the SVB Agreement) owing to SVB from the
          Company: and

               Third, to the Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

     4. Secured Parties' Rights; Consent. Each of the Secured Parties may be granted a security interest in all assets of the Company, including the Collateral. SVB and ORIX each agree that the other may at any time, and from time to time, without the consent of the other Secured Party and without notice to the other Secured Party, renew or extend any of the indebtedness, liabilities or obligations owing to it from the Company (the "Secured Obligations") or that of any other person at any time directly or indirectly liable for the payment of any Secured Obligations, accept partial payments of the Secured Obligations, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Secured Obligations, release exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any Collateral, change, alter or vary the interest charge on, or any other terms or provisions of the Secured Obligations or any present or future instrument, document or agreement with the Company, and take any other action or omit to take any other action with respect to its Secured Obligations as it deems necessary or advisable in its sole discretion. SVB and ORIX each waive any right to require the other to marshal any Collateral or other assets in favor of it or against or in payment of any or all of its Secured Obligations. ORIX hereby waives any consent or approval relating to, and agrees to provide any further documentation necessary for, SVB's exercise of any rights and enforcement of any remedies under or with respect to any of the SVB Priority Collateral. SVB hereby waives any consent or approval relating to, and agrees to provide any further documentation necessary for, ORIX's exercise of any rights and enforcement of any remedies under or with respect to any of the ORIX Priority Collateral. SVB and ORIX each consent to the grant by the Company to the other of a security interest in the Collateral.

     5. Remedies.

          (a) For so long the SVB Documents are in effect, ORIX shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to SVB Priority Collateral, judicially or nonjudicially, or attempt to do any of the foregoing, without the prior written consent of SVB, which shall be a matter of SVB's sole discretion.

          (b) For so long as the ORIX Loan Documents are in effect, SVB shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to ORIX Priority Collateral, judicially or nonjudicially, or attempt to do any of the foregoing, without the prior written consent of ORIX, which shall be a matter of ORIX's sole discretion.

     6. Reports. Upon written request from time to time, each party shall give the other party (i) a statement as to the outstanding balance of the SVB Debt or ORIX Debt (as the case may be), and (ii) copies of any written statements provided by the Secured Party to the Company.

     7. Insurance. The Secured Party having a senior security interest or lien in the collateral shall, subject to such Secured Party's rights under its agreements with Company, have the sole and exclusive right, as against the other Secured Party, to adjust settlement of any insurance policy in the event of any loss affecting such Collateral. All proceeds of such policy shall be paid to the Secured Party having the senior security interest as set forth in this Agreement. Subject to applicable law, after payment of such senior Secured Party's claim and all expenses of collection, including reasonable attorney's fees and other costs, fees and expenses, any remaining proceeds shall be promptly remitted to the other Secured Party for application to the Secured Obligations owing to it.

     8. Notices of Default and Termination. ORIX shall use commercially reasonable efforts to give SVB (i) a copy of any written notice of the occurrence or existence of an Event of Default under any of the ORIX Loan Documents sent to the Company, simultaneously with the sending of such notice to the Company, and (ii) written notice of any termination of the ORIX Loan Agreement. SVB shall use commercially reasonable efforts to give ORIX (i) a copy of any written notice of the occurrence or existence of an event of default under any of the SVB Documents sent to the Company, simultaneously with the sending of such notice to the Company, and (ii) written notice of any termination of the SVB Agreement.

     9. Revivor. If, after payment of ORIX Debt, the Company thereafter becomes liable to ORIX on account to the ORIX Debt, or any payment made on the ORIX Debt shall for any reason be required to be returned or refunded by ORIX, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated ORIX Debt, without the necessity of any further act or agreement between Secured Parties. If, after payment of SVB Debt, the Company thereafter becomes liable to SVB on account of the SVB Debt, or any payment made on the SVB Debt shall for any reason be required to be returned or refunded by SVB, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated SVB Debt, without the necessity of any further act or agreement between Secured Parties.

     10. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except informal documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by facsimile, or by reputable overnight delivery service, to the Secured Parties, at their respective addresses or fax numbers set forth below:

If to SVB:        SILICON VALLEY BANK
                  One Newton Executive Park, Suite 200
                  2221 Washington Street
                  Newton, Massachusetts 02462

                  Attn: Mr. David Reich, Senior Vice President
                  Fax: (617) 969-5965

With a copy to:   Riemer & Braunstein LLP
                  Three Center Plaza, 6th Floor
                  Boston, Massachusetts 02108
                  Attn: David A. Ephraim, Esquire
                  Fax: (617) 880-3456

If to ORIX:       ORIX VENTURE FINANCE, a division of
                  ORIX MERCHANT BANKING LLC
                  1177 Avenue of the Americas, 10th Floor
                  New York, New York 10036
                  Ref: Arbinet-thexchange, Inc.
                  Fax: (212) 739-1701

With a copy to:   ORIX USA CORPORATION
                  1177 Avenue of the Americas, 10th Floor
                  New York, New York 10036
                  Attn: Legal Department
                  Fax: (212) 739-1701

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11. Relationship Of Parties. The relationship between the Secured Parties is, and at all times shall remain solely that of lenders. Secured Parties shall not under any circumstances be construed to be partners or joint venturers of one another; nor shall the Secured Parties under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with one another, or to owe any fiduciary duty to one another. Secured Parties do not undertake or assume any responsibility or duty to one another to select, review, inspect, supervise, pass judgment upon or otherwise inform each other of any matter in connection with the Company's property, any Collateral held by any Secured Party or the operations of the Company. Each Secured Party shall rely entirely on its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Secured Party in connection with such matters is solely for the protection of such Secured Party.

     12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE SECURED PARTIES HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA. SECURED PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

     13. Insolvency. This Agreement shall be applicable both before and after the filing of any petition by or against the Company under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to the Company shall be deemed to apply the to the trustee for the Company and any Company as debtor-in-possession. The relative rights of the Parties in or to any distributions from or in respect of any of the SVB Priority Collateral or the ORIX Priority Collateral or proceeds of same, shall continue after the filing thereof on the same basis prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, the Company as debtor-in-possession.

     14. Amendment to Financing Statements. By the execution of this Agreement, ORIX hereby authorizes SVB to amend any financing statements filed by ORIX against the Company as follows: "Any security interest or lien that Secured Party may have in any property of the Debtor is subject to a certain Intercreditor Agreement by and among the Security Party, the Debtor and Silicon Valley Bank, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and Silicon Valley Bank." SVB agrees to provide a copy of any such amendment to ORIX.

     15. Release of SVB Priority Collateral. ORIX hereby agrees, at the request and expense of SVB, to release any lien it may have on the SVB Priority Collateral in order for SVB to obtain payment on such SVB Primary Collateral from GMAC or any similar entity, and further agrees to prepare and execute an amendment, prepared and furnished by SVB, to one or more financing statements then of record with respect to any such SVB Primary Collateral to evidence such release.

     16. General. Each Secured Party shall execute all such documents and instruments and take all such actions as the other shall reasonably request in order to carry out the purposes of this Agreement, including without limitation appropriate amendments to financing statements in favor of a Secured Party in order to refer to this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents, instruments, or amendments). Each Secured Party represents and warrants to the other that it has not heretofore transferred or assigned any financing statement naming the Company as debtor and it as secured party, and that it will not do so without first delivering a copy of this Agreement to the proposed transferee or assignee, and any transfer or assignment shall be subject to all of the terms of this Agreement. This Agreement is solely for the benefit of Secured Parties and their successors and assigns, and neither the Company nor any other person (including any successor-in-interest) shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. This Agreement sets forth in full the terms of agreement between the Secured Parties with respect to the subject matter hereof, and may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the Secured Parties. In the event of any litigation between the parties based upon or arising out of this Agreement, the prevailing party shall be entitled to recover all of its costs and expenses (including without limitation attorneys' fees) from the non-prevailing party. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

ORIX MERCHANT BANKING LLC                 SILICON VALLEY BANK


By  /s/ Kevin P. Sheehan                  By /s/ Authorized Representative
   -----------------------------------      -----------------------------------
Title Principal                           Title SVP

                         COMPANY'S CONSENT AND AGREEMENT

          The Company consents to the terms of the foregoing Intercreditor Agreement and agrees not to take actions inconsistent therewith. The company agrees to execute all such document and instruments and take all such actions as a Secured Party shall reasonably request in order to carry out the purposes of the foregoing Agreement. The Company agrees that any default or event of default by the Company under any present or future instrument or agreement between the Company and SVB shall constitute a default and event of default under all present and future instruments and agreements between the Company and ORIX. The Company further agrees that, at any time and from time to time, the foregoing Agreement may be altered, modified or amended by SVB and ORIX without notice to or consent of the Company. The company further agrees that it will immediately notify ORIX in the event that SVB closes Company's operating account identified in section 2(d), above.

                                          ARBINET-THEXCHANGE, INC.


                                          By  /s/ Peter P. Sach
                                             -----------------------------------
                                          Title CAO & Treasurer

                                    Exhibit A

All of the following: all right, title and interest of the Company in and to the following, whether now owned or hereafter arising or acquired and wherever located: all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, all of the above, and all the Company's books relating to any of the above; PROVIDED THAT, the foregoing shall not include the SVB Priority Collateral.

As used herein the following terms have the following meanings:

     "Code" means the Uniform Commercial Code as adopted and in effect in the State of California on the date hereof.

     "Deposit Account" means all of the following, now owned and hereafter acquired by the Company: all "deposit accounts" as defined in the Code in effect on the date hereof with such additions to such terms as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

     "Equipment" means all of the following, now owned and hereafter acquired by the Company: all "equipment" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles, and any interest in any of the foregoing.

     "General Intangibles" means all of the following, now owned and hereafter acquired by the Company: all "general intangibles" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, Deposit Accounts, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, licenses, permits, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

     "Intellectual Property" means all of the following, now owned and hereafter acquired by the Company: all (a) copyrights, copyrights rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished,
     (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of the Company connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.

                               Exhibit B - Page 1

     "Inventory" means all of the following, now owned and hereafter acquired by the Company: all "inventory" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of the Company's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

     "Investment Property" means all of the following, now owned and hereafter acquired by the Company: all investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and all other securities of every kind, whether certificated or uncertified.

     "Other Property" means all of the following, now owned and hereafter acquired by the Company: all of the following as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: "documents", "instruments", "chattel paper", "letters of credit", "fixtures", and "money", and all other tangible and intangible personal property and rights of any other kind which are not included in the other items of Collateral, whether or not covered by the Code.

                               Exhibit B - Page 2

                                February 3, 2003

Silicon Valley Bank
One Newton Executive Park
2221 Washington Street, Suite 200
Newton, Massachusetts 02462

          Re: Loan Arrangement with Arbinet-thexchange, Inc.

Gentlemen:

          Reference is made to a certain loan arrangement entered into by and between ARBINET-THEXCHANGE, INC., a Delaware corporation with its principal place of business at 75 Broad Street, 20th Floor, New York, New York 10004 (the "Borrower"), and SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("SVB or the "Primary Lender"), as evidenced by, among other documents, a certain Accounts Receivable Financing Agreement dated as of February 3, 2003 (together with all documents executed in connection therewith or related thereto, as amended, the "AR Agreement").

          Reference is further made to a certain loan arrangement entered into by and between the Borrower, various other parties, and ORIX USA CORPORATION, which has assigned its interest therein to ORIX MERCHANT BANKING LLC, with its principal place of business at 1177 Avenue of the Americas, 10th Floor, New York, New York 10036 ("ORIX")(ORIX and SVB shall collectively be referred to herein as the "Lenders"), as evidenced by a certain Loan and Security Agreement dated as of January 31, 2002 (together with all documents executed in connection therewith or related thereto, as amended, the "ORIX Agreement").

          Reference is further made to a certain factoring arrangement entered into by and between the Borrower and GMAC COMMERCIAL FINANCE LLC, a New York limited liability company with a place of business at 1290 Avenue of the Americas, New York, New York 10104 ("GMAC") as evidenced by, among other documents, a certain Factoring Agreement dated as of February 1, 2003 and the Export Rider thereto (together with all documents executed in connection therewith or related thereto, as amended, the "Factoring Agreement").

          Whereas, SVB has been granted a perfected security interest in all assets of the Borrower, including, without limitation, a perfected security interest in, among other things, the Borrower's accounts; and

          Whereas, ORIX has been granted a perfected security interest in all assets of the Borrower, including, without limitation, a perfected security interest in, among other things, the Borrower's accounts; and

          Whereas, the Borrower has requested consent from the Lenders to enter into the Factoring Agreement with GMAC.

          Now, therefore, for good and valuable consideration, SVB, GMAC, ORIX and the Borrower hereby agree as follows:

          1. All assets of the Borrower, including accounts purchased by GMAC under the Factoring Agreement shall be purchased subject to and subordinate to the prior security interest In such assets of SVB and of ORIX. As used in this Agreement, "Account" shall mean all of the Borrower's then existing rights to payment from a particular member or account debtor (hereinafter, a "Customer") on account of all unpaid purchases of network capacity by such Customer from Borrower.

          2. GMAC will not exercise any rights or remedies against the Borrower's assets that are specifically prohibited pursuant to the terms of this Agreement.

          3. All payments owing or due to Borrower under the Factoring Agreement shall be made by GMAC to the Primary Lender, when and if such amounts are due from GMAC to the Borrower under the Factoring Agreement, notwithstanding any contrary instructions which may hereafter be issued by Borrower or any party other than the Primary Lender. Without limiting the foregoing, GMAC shall pay the Primary Lender the Net Purchase Price of each account. The "Net Purchase Price" of each Account shall be equal to the "Net Face Amount" of the Account, as hereinafter calculated, but in no event shall exceed the credit approved portion thereof determined from time to time in accordance with the Factoring Agreement. The Net Face Amount of the Account is the gross face amount of each invoice evidencing the Account, less: (i) discounts offered by Borrower as part of the payment terms of the Account (which shall be determined by GMAC where optional terms are given and which shall include any Anticipation Reductions, as defined below); (ii) any other deductions taken by Customers in accordance with the payment terms of the invoice; (iii) credits issued by the Borrower; (iv) allowances granted by Borrower to Customers of any nature; (v) any disputes by the Customer; and (vi)such portion of the gross face amount of the invoice as represents a value added tax or other tax which is payable by the Customer to the Borrower and is to be remitted by Borrower to the taxing authority (the "Tax Component") except that the Tax Component is to be deducted by GMAC in computing the Net Purchase Price of an Account only if Borrower is not obligated to remit the Tax Component to the taxing authority or is entitled to a credit from the taxing authority for the Tax Component by reason of the fact that Borrower did not collect the Account directly from the Customer but obtained payment from a third party as a result of the Customer's financial inability to pay. "Anticipation Reduction" means a deduction taken by a Customer based on the Customer's payment of the invoice before maturity whether or not allowed according to the payment terms of such invoice. In the case of Accounts due from Customers in countries other than the U.S. and Canada and in which GMAC does not operate through an agent and Accounts due from domestic

Customers that are credit approved based on the credit of foreign parents the Net Purchase Price of the Account shall be 90% of the Net Face Amount of the Account. Each Lender hereby represents and warrants to GMAC, on behalf of itself only, and not the other Lender, that while such Lender is the Primary Lender, no other person or entity has or will have a right to payment of the amounts payable hereunder superior to such Lender's rights hereunder, and that such Lender alone will be entitled to such payments and accordingly, each Lender, on behalf of itself only, and not the other Lender, agrees that it shall hold GMAC harmless from and against any loss or expense incurred or sustained by GMAC by reason of the assertion against GMAC of claims by parties asserting that such person or entity's entitlement to such payments, while such Lender was the Primary Lender, was superior to that of such Lender. The Lenders are not hereby agreeing to indemnify GMAC for the wrongful acceptance by the other Lender of amounts received by such other Lender from GMAC.

          4. In consideration of the payment by GMAC to the Primary Lender of the Net Purchase Price of an Account, the Lenders shall be deemed to subordinate any security interest they may have in such Account, up to the amount of the Net Purchase Price paid by GMAC to the Primary Lender, but the Lenders shall retain their senior security interest in that portion of the Account due from the Customer of the Account as exceeds the Net Purchase Price Paid by GMAC to the Primary Lender. The Lenders shall retain their senior security interest in such portion of the Account, to secure any amounts which may continue to be owed by the Borrower to the Lenders. Where GMAC has paid the Net Purchase Price with respect to a particular Account to the Primary Lender, and notified the Primary Lender in writing of such payment, subsequent collections on any such Account shall first be paid to GMAC until the aggregate amount paid to or collected by GMAC shall equal the Net Purchase Price with respect to the particular Account. The proceeds of any other collection of any Account (by GMAC, or Primary Lender, in accordance with Section 6 hereof), shall be paid first to the Lenders, in accordance with the terms of a certain Intercreditor Agreement dated February 3, 2003 by and between the Lenders. Nothing contained herein shall impose any liability on the Lenders to (x) reimburse GMAC for payments and collections on Accounts that are received by the Lenders before the Lenders receive payment of the Net Purchase Price on any Account; or (y) reimburse GMAC for payments and collections on Accounts that are received by the Borrower, either directly or in Borrower's bank accounts, including, without limitation, cash collateral, lockbox, or other accounts. Nothing contained herein shall obligate the Lenders to account for each other or make or direct any payments to GMAC or Borrower on account of monies received by the other Lender.

          5. In the event that the Lenders, in the exercise of their rights against Borrower, take possession of the books and records of Borrower during the period while any Accounts purchased by GMAC remain outstanding, the Lenders shall grant GMAC access to such books and records for the purpose of obtaining information necessary to collect and enforce such Accounts.

          6. During the period that any Accounts purchased by GMAC are outstanding, the Lenders shall refrain from enforcing their security interests in any such Accounts. GMAC and Borrower agree that if the Primary Lender, following the occurrence of an event of default under its loan arrangement with the Borrower (while there are outstanding obligations under such loan arrangement), instructs GMAC to cease collection efforts with respect to Accounts due from a specific Customer owing Accounts for which GMAC has not theretofore paid the Net Purchase Price to the Primary Lender or from all Customers owing Accounts for which GMAC has not theretofore paid the Net Purchase Price to the Primary Lender, GMAC shall comply with such request, and GMAC and Borrower hereby agree that GMAC's Credit Risk (as defined in the Factoring Agreement) on such Accounts shall be deemed terminated and the Primary Lender may enforce its security interest in such Accounts. Borrower waives any and all claims against the Lenders resulting from such termination.

          7. Unless and until SVB provides written notice to the contrary, SVB shall be the Primary Lender for purposes of this agreement. Upon termination of the AR Agreement and satisfaction in full of the Obligations (as defined therein), ORIX shall become the Primary Lender hereunder. GMAC may continue to consider SVB the Primary Lender in the event that ORIX claims to have become the Primary Lender but SVB disputes such claim.

          8. Unless otherwise provided hereunder, all notices or demands by any party relating to this agreement or any other agreement entered into in connection herewith shall be in writing and (except informal documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by facsimile, or by reputable overnight delivery service, to the parties hereto, at their respective addresses or fax numbers set forth below:

          If to SVB             SILICON VALLEY BANK
                                One Newton Executive Park, Suite 200
                                2221 Washington Street
                                Newton, Massachusetts 02462
                                Attn: Mr. David Reich, Senior Vice President
                                Fax: (617) 969-5965

          With a copy to:       REIMER & BRAUNSTEIN LLP
                                Three Center Plaza, 6th Floor
                                Boston, Massachusetts 02108
                                Attn: David A. Ephraim, Esquire
                                Fax: (617) 880-3456

          If to ORIX:           ORIX VENTURE FINANCE, a division of
                                ORIX MERCHANT BANKING LLC
                                1177 Avenue of the Americas, 10th Floor
                                New York, New York 10036
                                Ref: Arbinet-thexchange, Inc.
                                Fax: (212) 739-1701

          With a copy to:       ORIX USA CORPORATION
                                1177 Avenue of the Americas, 10th Floor
                                New York, New York 10036
                                Attn: Legal Department
                                Fax: (212) 739-1701

          If to GMAC:           GMAC COMMERCIAL FINANCE LLC
                                1290 Avenue of the Americas
                                New York, New York 10104
                                Attn: Mr. Frank Imperato
                                Fax: (212) 994-7162

          With a copy to:       OTTERBOURG, STEINDLER,
                                HOUSTON & ROSEN, P.C.
                                230 Park Avenue, 29th Floor
                                New York, New York 10169
                                Attn: Richard Stehl, Esquire
                                Fax: (212) 682-6104

          If to the Borrower:   ARBINET-THEXCHANGE, INC.
                                75 Broad Street, 20th Floor
                                New York, New York 10004
                                Attn: Mr. Michael Lemberg
                                Fax: (917) 320-1895

          With a copy to:       ARBINET-THEXCHANGE, INC.
                                75 Broad Street, 20th Floor
                                New York, New York 10004
                                Attn: Chi K. Eng, Esquire
                                Fax: (917) 320-1895

          The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

          This letter shall take effect as a sealed instrument under the laws of the State of New York as of the date first written above.

                                          Very truly yours,

SILICON VALLEY BANK                       GMAC COMMERCIAL FINANCE LLC


By:  /s/ David Reich                      By:  /s/ Robert J. Higgins
    ----------------------------------        ----------------------------------
Name:  David Reich                        Name: Robert J. Higgins
      --------------------------------
Title:  SVP                               Title: EVP
       -------------------------------


                                          ORIX MERCHANT BANKING LLC


                                          By:  /s/ Kevin P. Sheehan
                                              ----------------------------------
                                          Name: Kevin P. Sheehan
                                          Title: Principal


Agreed to and accepted:

ARBINET-THEXCHANGE, INC.


By: /s/ Peter P. Sach
   ----------------------------------
Name: Peter P. Sach
Title: CAO & Treasurer

                                                                February 3, 2003

Silicon Valley Bank
One Newton Executive Park
2221 Washington Street, Suite 200
Newton, Massachusetts 02462

          Re: Loan Arrangement with Arbinet-thexchange, Inc.

Gentlemen:

          Reference is made to a certain loan arrangement entered into by and between ARBINET-THEXCHANGE, INC., a Delaware corporation with its principal place of business at 75 Broad Street, 20th Floor, New York, New York 10004 (the "Borrower"), and SILICON VALLEY BANK, a California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("SVB" or the "Primary Lender"), as evidenced by, among other documents, a certain Accounts Receivable Financing Agreement dated as of February 3, 2003 (together with all documents executed in connection therewith or related thereto, as amended, the "AR Agreement").

          Reference is further made to a certain loan arrangement entered into by and between the Borrower, various other parties, and ORIX USA CORPORATION, which has assigned its interest therein to ORIX MERCHANT BANKING LLC, with its principal place of business at 1177 Avenue of the Americas, 10th Floor, New York, New York 10036 ("ORIX")(ORIX and SVB shall collectively be referred to herein as the "Lenders"), as evidenced by a certain Loan and Security Agreement dated as of January 31, 2002 (together with all documents executed in connection therewith or related thereto, as amended, the "ORIX Agreement").

          Reference is further made to a certain factoring arrangement entered into by and between the Borrower and GMAC COMMERCIAL FINANCE LLC, a New York limited liability company with its principal place of business at 1290 Avenue of the Americas, New York, New York 10104 ("GMAC") as evidenced by, among other documents, a certain Factoring Agreement dated as of February 1, 2003 and the Export Rider thereto (together with all documents executed in connection therewith or related thereto, as amended, the "Factoring Agreement").

          Whereas, SVB and ORIX have entered into a certain letter agreement of even date herewith whereby SVB and ORIX have agreed to the priority of each other's security interest in the Borrower assets, including certain accounts, and have consented to Borrower entering into the Factoring Agreement with GMAC;

          Now, therefore, for good and valuable consideration, the Borrower hereby agrees not to amend the Factoring Agreement without the prior written consent of SVB and ORIX, which prior written consent shall not be unreasonably withheld.

          This letter shall take effect as a sealed instrument under the laws of the State of New York as of the date first written above.

                                        Very truly yours,

                                        ARBINET-THEXCHANGE, INC.


                                        By: /s/ Peter P. Sach
                                           ------------------------------------
                                        Name: Peter P. Sach
                                        Title: CAO & Treasurer


Agree to and accepted:

SILICON VALLEY BANK                     ORIX MERCHANT BANKING LLC


By:  David Reich                        By: /s/ Kevin P. Sheehan
    --------------------------------       ------------------------------------
Name: Dave Reich                        Name: Kevin P. Sheehan
Title: SVP                              Title: Principal

                                 SVB Securities

                      Securities Account Control Agreement

Customer:   ARBINET-THEXCHANGE, INC.

Creditor:   ORIX MERCHANT BANKING LLC

Date:       February 3, 2003

This Securities Account Control Agreement entered into as of the above date (this "Agreement") is among SVB Securities, ("SVBS"), Banc of America Broker Dealer Services, a division of Banc of America Securities LLC ("BA-BDS" or "Clearing Broker"), the Customer identifed above ("Customer"), and the Creditor identified above ("Creditor").

                                    Recitals

          A. Customer has established a securities account or securities accounts ("Account") with and/or through SVBS and BA-BDS pursuant to a SVB Securities Client Agreement ("Client Agreement"). The account number and title for the Account (or Accounts) are identified in Exhibit A to this Agreement. SVBS acts as the introducing broker. BA-BDS acts as the clearing broker. Both SVBS and Clearing Broker are securities intermediaries pursuant to Article 8 of the California Uniform Commercial Code ("CUCC"). Customer maintains in the Account securities, financial assets and other investment property as defined under Article 8 and 9 of the CUCC (collectively, the "Securities").

          B. Pursuant to a security agreement or similar agreement identified in Exhibit A hereto (the "Security Agreement"), Customer has granted to Creditor a security interest in certain personal property of Customer, including without limitation (i) the Account; (ii) the Securities, (iii) all dividends and distributions, whether payable in cash, securities, or other property, in respect of the Securities, (iv) all of Customer's rights in respect of the Securities and Account, and (iv) all products, proceeds and revenues of and from any of the foregoing personal property in sections (i) through (iv) (collectively, the "Collateral").

          C. SVBS, Clearing Broker, Customer and Creditor are entering into this Agreement in order to perfect Creditor's security interest in the Collateral and the Account by means of control pursuant to Article 8 of the CUCC.

                                    Agreement

          The parties hereto hereby agree as follows:

          1. Defined Terms. All terms used in this Agreement which are defined in the CUCC but are not otherwise defined herein shall have the meanings assigned to such terms in the CUCC, as in effect as of the date of this Agreement. While in the Account, all property credited to the Securities will be treated as financial assets under Article 8 of the CUCC. By this Agreement, Customer grants to Creditor "control" over the Securities within the meaning of
Section 8106 of the

SVBS Form Dated October 22, 2002

CUCC.

          2. The Securities. SVBS and Clearing Broker represent the Creditor that, on behalf of Customer, Customer maintains the Securities in the Account.

          3. Acknowledgement of Security Interest. SVBS and Clearing Broker hereby acknowledge the security interest granted in the Collateral to Creditor by Customer. Creditor hereby acknowledges the security interest granted in the Collateral to SVBS and Clearing Broker by Customer pursuant to the Client Agreement.

          4. Other Control Agreements. SVBS represents and warrants that, other than any account control agreement listed in Exhibit A hereto, SVBS has executed no other account control agreement with any other party and SVBS is not presently obligated to accept any entitlement order from any person other than the Customer with respect to the Collateral. Clearing Broker represents and warrants that, other than any account control agreement listed in Exhibit A hereto, Clearing Broker has executed no other account control agreement with any party and Clearing Broker is not presently obligated to accept any entitlement order from any person other than the Customer with respect to the Collateral.

          5. Future Control Agreements. Customer covenants and agrees that it will not enter an account control agreement with any other party without Creditor's prior written consent. SVBS agrees that it will not enter into a control agreement with any other party with respect to the Account without Creditor's prior written consent. Clearing Broker agrees that it will not enter into a control agreement with any other party with respect to the Account without Creditor's prior written consent.

          6. Limitation on SVBS' and Clearing Broker's Rights in the Collateral. SVBS and Clearing Broker will not attempt to assert control and does not claim and will not accept any security or other interest in any part of the Collateral, and SVBS and Clearing Broker will not exercise, enforce or attempt to enforce on their own behalves any right of setoff against the Collateral, or otherwise charge or deduct from the Collateral on SVBS' or Clearing Broker's behalves any amount whatsoever, other than for: security interests, liens, encumbrances, claims or rights of setoff for the payment of any amounts owed by Customer to SVBS and/or Clearing Broker arising in connection with SVBS' and Clearing Broker's customary fees and commissions pursuant to their agreement with Customer or for the payment for financial assets and securities purchased for the Account (the "Account Claims"). Customer and Creditor hereby acknowledge that any security interests, liens, encumbrances, claims or rights of setoff for the payment of any amounts owed by Customer to SVBS and Clearing Broker arising in connection with the Account Claims shall at all times be prior to the rights of Creditor in the Collateral and Securities whether or not Creditor sends to SBVS a Notice of Exclusive Control described below.

          7. Agreement for Control.

          (a) SVBS and Clearing Broker will comply with all entitlement orders (including requests to withdraw Collateral from the Account) originated by Customer with respect to the Collateral, or any portion of the Collateral, without further consent by Creditor until such time as SVBS receives from Creditor (in accordance with Section 17 below) a written notice to SVBS that Creditor is thereby exercising exclusive control over the Account (a "Notice of Exclusive Control."). The Notice of Exclusive Control must be in the form set forth in Exhibit B hereto. SVBS or Clearing Broker have no obligation whatsoever to confirm that Creditor is entitled to send a Notice of Exclusive Control in connection with the Account or that the Creditor's representative who signs any Notice of Exclusive Control is authorized to do so. SVBS and Clearing Broker (upon

SVBS Form Dated October 22, 2002
instruction from SVBS) will, upon SVBS' receipt of such Notice of Exclusive Control, proceed in accordance with the remainder of this Section 7 even if Creditor's instructions are contrary to any instructions or demands that Customer may give to SVBS or Clearing Broker. After SVBS receives a Notice of Exclusive Control and has had reasonable opportunity to comply with it, but no later than two (2) Business Days ("Business Days" means days which SVBS is open to the public for business and are measured in 24 hour increments) after receipt of the Notice of Exclusive Control (in accordance with Section 17 below), SVBS and Customer agree that SVBS and Clearing Broker will: (i) cease complying with entitlement orders or other directions concerning the Account and Collateral that are originated by Customer or its representatives until such time as SVBS receives a written notice from Creditor rescinding the Notice of Exclusive Control; and (ii) comply with the entitlement orders and instructions provided to SVBS by Creditor without investigating: the reason for any action taken by Creditor; the amount of any obligations of Customer to Creditor; the validity of any of Creditor's agreements with Customer; or the existence of any defaults under such agreements.

          (b) Notwithstanding the foregoing, Creditor agrees that upon receipt of Creditor's Notice of Exclusive Control, SVBS and Clearing Broker may take all steps necessary to satisfy or settle any Account Claims, may respond as required pursuant to the terms of any other account control agreement with respect to which SVBS believes it previously received a Notice of Exclusive Control or similar notice, and may respond as required by law to any court or government order, writ or other legal process received by SVBS or Clearing Broker. Creditor also agrees that, before SVBS' receipt of Creditor's Notice of Exclusive Control, SVBS and Clearing Broker may be required to and may respond to (i) Notices of Exclusive Control or similar notices sent to SVBS by other parties and (ii) a writ or other similar legal process served on SVBS or Clearing Broker in connection with the Account and Collateral. SVBS and Clearing Broker agree to use good faith efforts to promptly notify Creditor if any other party delivers to SVBS a notice of exclusive control or any party other than Creditor or SVBS asserts a claim against the Collateral by means of a writ or other similar legal process, but failure to provide such notice does not constitute a breach of this Agreement. Customer expressly agrees that SVBS, Clearing Broker and Creditor may act in accordance with the terms of this Section 7.

          8. Customer Waiver and Authorization. Customer hereby waives any rights that Customer may have under the Client Agreement to the extent such rights are inconsistent with the provisions of this Agreement, and hereby authorizes SVBS and Clearing Broker to comply with all instruction and entitlement orders delivered by Creditor to SVBS in accordance with the terms of this Agreement.

          9. Amendments to and Termination of Client Agreement. SVBS, Clearing Broker and Customer shall not amend, supplement or otherwise modify the Client Agreement insofar as it pertains to the Collateral without prior written notice to Creditor. Customer may not terminate the Client Agreement insofar as it pertains to the Collateral without consent of Creditor. SVBS and Clearing Broker agree to use good faith efforts to notify Creditor if SVBS or Clearing Broker terminate the Client Agreement, but SVBS' or Clearing Broker's failure to notify Creditor shall not be a breach of this Agreement.

          10. Termination of this Agreement. Creditor may terminate this Agreement by giving SVBS and Customer written notice of termination; provided that, by giving such notice, Creditor acknowledges that it will thereby be confirming that, as of the termination date, it will no longer

SVBS Form Dated October 22, 2002
have a perfected security interest in the Account and Securities in the Collateral which is perfected by control via this Agreement, although Creditor may continue to have a perfected security interest in the Account by other means. SVBS and Clearing Broker may terminate this Agreement by giving Creditor and Customer 30 days prior written notice of termination (unless a shorter notice period is mandated by applicable law). Customer may only terminate this Agreement with the written consent of Creditor; provided that, by giving such notice with Creditor's written consent, both Customer and Creditor acknowledge that they will thereby be confirming that, as of the termination date, Creditor will no longer have a perfected security interest in the Collateral which is perfected by control pursuant to this Agreement, although Creditor may continue to have a perfected security interest in the Collateral by other means.

          11. Delivery of Account Statements. SVBS and Clearing Broker are hereby authorized by Customer and agree to send to Creditor at its address for notices set fort below Creditor's signature block at the end of this Agreement, concurrently with the sending thereof to Customer, duplicate copies of any and all monthly statements or reports issued or sent to Customer with respect to the Collateral and the Account. Until this Agreement is terminated, Customer authorizes SVBS to disclose to Creditor at Creditor's request any information concerning Customer's Account and the Securities in the Account, including but not limited to the identity of any other party with which Customer and SVBS and Clearing Broker have executed account control agreements or similar agreements.

          12. Responsibility of SVBS Clearing Broker and Creditor. This Agreement does not create any obligation or duty on the part of SVBS, Clearing Broker or Creditor other than those expressly set forth herein.

          13. No Waiver. Any forbearance or failure or delay by SVBS, Clearing Broker or Creditor in exercising any right hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right shall not preclude the further exercise thereof.

          14. Amendments. This Agreement and all exhibits attached hereto may be amended only in writing signed by all parties hereto.

          15. Governing Law. Notwithstanding the terms of any other agreement, the parties hereto agree that this Agreement shall be governed under and in accordance with the laws of the State of California. All parties hereto each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara Country, California.

          16. Integration Provision. This Agreement constitutes the entire agreement among SVBS, Clearing Broker, Customer and Creditor with respect to Creditor's control over the Collateral and Securities and matters specifically set forth herein, and all prior communications, whether verbal or written, between any of the parties hereto with respect to the subject matter hereof shall be of no further effect or evidentiary value.

          17. Notices.

          (a) Any notice, other than a Notice of Exclusive Control, or other communication provided for or allowed hereunder shall be in writing and shall be considered to have been validly given (a) when actually received by the recipient at the address or facsimile number, if delivered

SVBS Form Dated October 22, 2002
personally (whether by messenger, air courier service or otherwise) or sent by facsimile to the address or facsimile number identified below the signature of the applicable party's signature below and addressed to the addressee identified below the signature of the applicable party's signature below; or (b) 72 hours after being deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, if sent to the address and addressee as set forth below the signature of the applicable party hereto. The addresses to which notices or other communications are to be given may be changed from time to time by notice served as provided herein.

          (b) A Notice of Exclusive Control shall be in writing, must be in the form set forth in Exhibit B hereto, must be delivered to the address listed below SVBS' signature block at the end of this Agreement, must be delivered to SVBS via hand delivery, messenger, overnight delivery or facsimile and shall be considered to have been validly given when actually received, except that a facsimile will be considered to have been validly given only when acknowledged in writing by SVBS (SVBS agrees that it will use its good faith effort to promptly acknowledge receipt of such facsimile). Creditor acknowledges that SVBS may not be able to respond to a Notice of Exclusive Control pursuant to section 7 above, and Creditor agrees that SVBS will not be held liable for any failure to respond to a Notice of Exclusive Control, if the Creditor does not deliver the Notice of Exclusive Control as set forth in this Section 17 or to the address listed below SVBS' signature block at the end of this Agreement.

          18. Indemnification and Hold Harmless of SVBS and Clearing Broker by Customer. Customer hereby agrees to indemnify and hold harmless SVBS and Clearing Broker, and their respective affiliates and their respective directors, officers, agents and employees (each, an "Indemnified Person") against any and all claims, causes of action, liabilities, lawsuits, demands and damages (each, a "Claim") asserted by Creditor or any other party, including without limitation, any and all court costs and reasonable attorneys' fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, including any claims arising as a result of SVBS' and Clearing Broker's adherence (or alleged failure of adherence) to the foregoing instructions including, without limitation, Claims that allegedly result from SVBS' and/or Clearing Broker's ceasing, based on this Agreement, to permit withdrawals of or from the Collateral or resulting from SVBS' and/or Clearing Broker's paying over or delivering all or any part of the Collateral pursuant to the directions of Creditor; provided that no Indemnified Person shall be entitled to be indemnified to the extent that such Claims arise from the Indemnified Person's own gross negligence or willful misconduct. Customer agrees that SVBS and/or Clearing Broker shall not be liable for delays or errors occurring by reason of circumstances beyond the control of SVBS or Clearing Broker, including, without limitation, acts of civil, military, or banking authorities, national emergencies, market disorder, labor difficulties, fire, flood or other catastrophes, acts of God, terrorism, insurrection, war, riots, failure of transportation or equipment, or failure of vendors, communication or power supply. Clearing Broker shall have no responsibility or liability under this Agreement to Customer for any acts or omissions by SVBS, its officers, employees or agents; and SVBS shall have no responsibility or liability under this Agreement to Customer for any acts or omissions by Clearing Broker, its officers, employees or agents.

          19. Indemnification and Hold Harmless of SVBS and Clearing Broker by Creditor. Creditor hereby agrees to indemnify Indemnified Persons against any and all Claims asserted by Customer or any other party (including, without limitation, any and all court costs and

SVBS Form Dated October 22, 2002
reasonable attorney's fees) arising directly out of SVB'S and/or Clearing Broker's adherence or failure of adherence to Creditor's instructions in its Notice of Exclusive Control, including, without limitation, any Claim that arises directly out of SVBS' and/or Clearing Broker's ceasing, based on this Agreement, to permit withdrawals of or from the Collateral or resulting from SVBS' and/or Clearing Broker's paying over or delivering all or any part of the Collateral pursuant to Creditor's instructions in its Notice of Exclusive Control; provided, that no Indemnified Person shall be entitled to be indemnified (a) to the extent that such Claim results from an Indemnified Person's gross negligence or willful misconduct; or (b) for any special, indirect, consequential or punitive damages asserted by Customer if the waiver in Section 21 of this Agreement is enforceable. Creditor agrees that it will not hold Indemnified Persons liable for any Claim arising out of or relating to any Indemnified Person's performance or failure of performance under this Agreement other than those Claims that result directly from the acts or omissions of the Indemnified Person which are deemed gross negligence or willful misconduct by a civil court or other similar judicial body. Clearing Broker shall have no responsibility or liability under this Agreement to Creditor for any acts or omissions by SVBS, its officers, employees or agents; and SVBS shall have no responsibility or liability under this Agreement to Creditor for any acts or omissions by Clearing Broker, its officers, employees or agents.

          20. Jury Trial Waiver. CUSTOMER, CREDITOR, SVBS AND CLEARING BROKER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

          21. Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, CUSTOMER WAIVES AND AGREES THAT IT SHALL NOT SEEK FROM SVBS, CLEARING BROKER OR CREDITOR UNDER ANY THEORY OF LIABILITY (INCLUDING WITHOUT LIMITATION ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

          22. Unpaid Account Claims. Before Creditor exercises exclusive control over the Account, SVBS and/or Clearing Broker may, in the Ordinary course of business, debit from the Account any unpaid Account Claims. After Creditor exercises exclusive control over the Account, if (a) funds are not available in the Account to pay SVBS and/or Clearing Broker for any Account Claims, and (b) Customer fails to pay such Account Claims within fifteen (15) Business days of SVBS' and/or Clearing Broker's written demand therefore, Creditor will pay to SVBS and/or Clearing Broker, within ten (10) Business days of a written demand by SVBS and/or Clearing Broker, any amounts owed for an Account Claim and that is not paid in full by Customer up to the amount of the proceeds received by Creditor from the Account.

          23. Attorneys' Fees Costs and Expenses. In any action or proceeding between Customer and SVBS, between Customer and Cleaning Broker, between Creditor and SVBS, or between Creditor and Clearing Broker, arising out of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

SVBS Form Dated October 22, 2002

          24. No Conflict. To the extent that the terms or conditions of this Agreement are inconsistent with the Client Agreement or any other document, instrument or agreement between SVBS, Clearing Broker and Customer, the terms and conditions of this Agreement shall prevail.

          25. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and to each party's respective successors or heirs and personal representatives. The parties may assign this Agreement and any rights under the Agreement only if that party's successor or assign assume all obligations under this Agreement.

          26. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

          27. Survival. Sections 15 and 18 through 25 shall survive the termination of this Agreement.

          [The rest of this page intentionally left blank.]

SVBS Form Dated October 22, 2002

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

CUSTOMER:                               ARBINET THEXCHANGE, INC.


                                        By  /s/ Peter P. Sach
                                           -------------------------------------
                                        Name: Peter P. Sach
                                        Title: CAO & Treasurer

                                        Address for Notices:
                                        75 Broad St. 20th St.
                                        New York NY 10004
                                        Telephone: 917 320 2054
                                        Facsimile: 917 320 1895


CREDITOR:                               ORIX MERCHANT BANKING LLC


                                        By  /s/ Kevin P. Sheehan
                                           -------------------------------------
                                        Name: Kevin P. Sheehan
                                        Title: Principal

                                        Address for Notices:
                                        1177 Avenue of the Americas
                                        New York, New York
                                        Telephone: 212-739-1600
                                        Facsimile: 212-739-1701


SVBS:                                   SVB SECURITIES


                                        By  /s/ Authorized Representative
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Operations Manager

                                        Address for Notices:
                                        SVB Securities
                                        3003 Tasman Drive
                                        Mail Sort HG250
                                        Santa Clara, CA 95054
                                        Attn: Operations Manager
                                        Telephone: 408-654-7256
                                        Facsimile: 408-496-2407


CLEARING BROKER:                        BANC OF AMERICA SECURITIES LLC


                                        By  /s/ Authorized Representative
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

SVBS Form Dated October 22, 2002

                                 SVB Securities
                      Securities Account Control Agreement
                                    Exhibit A

1.   Account Title and Number:

     Account Title: Arbinet-Thexchange, Inc.

     Account Number: 88602820

2.   "Security Agreement" (This section to be completed by (Auditor):
     Loan and Security Agreement dated January 31, 2002 between
     Creditor and Customer.

3. Account Control Agreement Previously Executed by SVB Securities and Clearing broker with other Parties Assorting on interest in the Account (This Section to be completed by SVBB):

SVBB form Dated October 22, 2002

                                 SVB Securities
                      Securities Account Control Agreement
                                    Exhibit B
                           Notice of Exclusive Control

To:   SVB Securities "(SVBS")
From: ("Creditor") ORIX MERCHANT BANKING LLC
Re:   ("Customer") ARBINET-THEXCHANGE, INC.
Date:
      ------------------------

Pursuant to the Securities Account Control Agreement date
                                                          ------------------
("Agreement") entered among SVBS, Clearing Broker (as defined in the Agreement) Customer and Creditor, Creditor hereby notifies SVBS of Creditor's exercise of Creditor's rights under the Agreement and directs SVBS to cease complying with trading instructions or any entitlement orders originated by Customer or its agents.

Creditor understands and agrees that SVBS and Clearing Broker shall have no duty or obligation whatsoever of any kind or character to determine the validity of Creditor's exercise of its rights under the Agreement or the certification above, to determine if SVBS and/or Clearing Broker is/are obligated to take further instructions from Customer, or to determine whether Creditor has a right to all or part of the Collateral. Creditor hereby agrees to indemnify and hold harmless SVBS and Clearing Broker, their respective affiliates, and their respective directors, officers, employees and agents pursuant to the terms of
Section 19 of the Agreement.

Creditor agrees that upon receipt of Creditor's Notice of Exclusive Control, SVBS and Clearing Broker may exercise their rights and remedies as permitted under the Agreement.

Creditor hereby certifies that the person executing this Notice of Exclusive Control is an officer, representative or agent of Creditor authorized to act on the behalf of Creditor and to make the representations and agreements contained in this Notice of Exclusive Control.

CREDITOR:
                                        ----------------------------------------


                                        By
                                           -------------------------------------
                                        Title:


ACKNOWLEDGED BY:
(for facsimile only)                    By: SVB SECURITIES
                                            ------------------------------------
                                        Name:
                                        Title:
                                        Date:
                                        Time:

SVBS Form Dated October 22, 2002

                                 SVB Securities

                      Securities Account Control Agreement

Customer: ARBINET-THEXCHANGE, INC.

Creditor: SILICON VALLEY BANK

Date:     February 3, 2003

This Securities Account Control Agreement entered into as of the above date (this "Agreement") is among SVB Securities, ("SVBS"), Banc of America Broker Dealer Services, a division of Banc of America Securities LLC ("BA-BDS" or "Clearing Broker"), the Customer identified above ("Customer"), and the Creditor identified above ("Creditor").

                                    Recitals

          A. Customer has established a securities account or securities accounts ("Account") with and/or through SVBS and BA-BDS pursuant to a SVB Securities Client Agreement ("Client Agreement"). The account number and title for the Account (or Accounts) are identified in Exhibit A to this Agreement. SVBS acts as the introducing broker. BA-BDS acts as the clearing broker. Both SVBS and Clearing Broker are securities intermediaries pursuant to Article 8 of the California Uniform Commercial Code ("CUCC"). Customer maintains in the Account securities, financial assets and other investment property as defined under Article 8 and 9 of the CUCC (collectively, the "Securities").

          B. Pursuant to a security agreement or similar agreement identified in Exhibit A hereto (the "Security Agreement"), Customer has granted to Creditor a security interest in certain personal property of Customer, including without limitation (i) the Account; (ii) the Securities, (iii) all dividends and distributions, whether payable in cash, securities, or other property, in respect of the Securities, (iv) all of Customer's rights in respect of the Securities and Account, and (iv) all products, proceeds and revenues of and from any of the foregoing personal property in sections (i) through (iv) (collectively, the "Collateral").

          C. SVBS, Clearing Broker, Customer and Creditor are entering into this Agreement in order to perfect Creditor's security interest in the Collateral and the Account by means of control pursuant to Article 8 of the CUCC.

                                    Agreement

          The parties hereto hereby agree as follows:

          1. Defined Terms. All terms used in this Agreement which are defined in the CUCC but are not otherwise defined herein shall have the meanings assigned to such terms in the CUCC, as in effect as of the date of this Agreement. While in the Account, all property credited to the Securities will be treated as financial assets under Article 8 of the CUCC. By this Agreement, Customer grants to Creditor "control" over the Securities within the meaning of
Section 8106 of the

SVBS Form Dated October 22, 2002

CUCC.

          2. The Securities. SVBS and Clearing Broker represent to Creditor that, on behalf of Customer, Customer maintains the Securities in the Account.

          3. Acknowledgement of Security Interest. SVBS and Clearing Broker hereby acknowledge the security interest granted in the Collateral to Creditor by Customer. Creditor hereby acknowledges the security interest granted in the Collateral to SVBS and Clearing Broker by Customer pursuant to the Client Agreement.

          4. Other Control Agreements. SVBS represents and warrants that, other than any account control agreement listed in Exhibit A hereto, SVBS has executed no other account control agreement with any other party and SVBS is not presently obligated to accept any entitlement order from any person other than the Customer with respect to the Collateral. Clearing Broker represents and warrants that, other than any account control agreement listed in Exhibit A hereto, Clearing Broker has executed no other account control agreement with any other party and Clearing Broker is not presently obligated to accept any entitlement order from any person other than the Customer with respect to the Collateral.

          5. Future Control Agreements. Customer covenants and agrees that it will not enter an account control agreement with any other party without Creditor's prior written consent. SVBS agrees that it will not enter into a control agreement with any other party with respect to the Account without Creditor's prior written consent. Clearing Broker agrees that it will not enter into a control agreement with any other party with respect to the Account without Creditor's prior written consent.

          6. Limitation on SVBS' and Clearing Broker's Rights in the Collateral. SVBS and Clearing Broker will not attempt to assert control and does not claim and will not accept any security or other interest in any part of the Collateral, and SVBS and Clearing Broker will not exercise, enforce or attempt to enforce on their own behalves any right of setoff against the Collateral, or otherwise charge or deduct from the Collateral on SVBS' or Clearing Broker's behalves any amount whatsoever, other than for: security interests, liens, encumbrances, claims or rights of setoff for the payment of any amounts owed by Customer to SVBS and/or Clearing Broker arising in connection with SVBS' and Clearing Broker's customary fees and commissions pursuant to their agreement with Customer or for the payment for financial assets and securities purchased for the Account (the "Account Claims"). Customer and Creditor hereby acknowledge that any security interests, liens, encumbrances, claims or rights of setoff for the payment of any amounts owed by Customer to SVBS and Clearing Broker arising in connection with the Account Claims shall at all times be prior to the rights of Creditor in the Collateral and Securities whether or not Creditor sends to SVBS a Notice of Exclusive Control described below.

          7. Agreement for Control.

          (a) SVBS and Clearing Broker will comply with all entitlement orders (including requests to withdraw Collateral from the Account) originated by Customer with respect to the Collateral, or any portion of the Collateral, without further consent by Creditor until such time as SVBS receives from Creditor (in accordance with Section 17 below) a written notice to SVBS that Creditor is thereby exercising exclusive control over the Account (a "Notice of Exclusive Control."). The Notice of Exclusive Control must be in the form set forth in Exhibit B hereto. SVBS or Clearing Broker have no obligation whatsoever to confirm that Creditor is entitled to send a Notice of Exclusive Control in connection with the Account or that the Creditor's representative who signs any Notice of Exclusive Control is authorized to do so. SVBS and Clearing Broker (upon

SVBS Form Dated October 22, 2002
instruction from SVBS) will, upon SVBS' receipt of such Notice of Exclusive Control, proceed in accordance with the remainder of this Section 7 even if Creditor's instructions are contrary to any instructions or demands that Customer may give to SVBS or Clearing Broker. After SVBS receives a Notice of Exclusive Control and has reasonable opportunity to comply with it, but no later than two (2) Business Days ("Business Days" means days which SVBS is open to the public for business and are measured in 24 hour increments) after receipt of the Notice of Exclusive Control (in accordance with Section 17 below), SVBS and Customer agree that SVBS and Clearing Broker will: (i) cease complying with entitlement orders or other directions concerning the Account and Collateral that are originated by Customer or its representatives until such time as SVBS receives a written notice from Creditor rescinding the Notice of Exclusive Control; and (ii) comply with the entitlement orders and instructions provided to SVBS by Creditor without investigating: the reason for any action taken by Creditor; the amount of any obligations of Customer to Creditor; the validity of any of Creditor's agreement with Customer; or the existence of any defaults under such agreements.

          (b) Notwithstanding the foregoing, Creditor agrees that upon receipt of Creditor's Notice of Exclusive Control, SVBS and Clearing Broker may take all steps necessary to satisfy or settle any Account Claims, may respond as required pursuant to the terms of any other account control agreement with respect to which SVBS believes it previously received a Notice of Exclusive Control or similar notice, and may respond as required by law to any court or government order, writ or other legal process received by SVBS or Cleaning Broker. Creditor also agrees that, before SVBS' receipt of Creditor's Notice of Exclusive Control, SVBS and Clearing Broker may be required to and may respond to (i) Notices of Exclusive Control or similar notices sent to SVBS by other parties and (ii) a writ or other similar legal process served on SVBS or Clearing Broker in connection with the Account and Collateral. SVBS and Clearing Broker agree to use good faith efforts to promptly notify Creditor if any other party delivers to SVBS a notice of exclusive control or any party other than Creditor or SVBS asserts a claim against the Collateral by means of a writ or other similar legal process, but failure to provide such notice does not constitute a breach of this Agreement. Customer expressly agrees that SVBS, Clearing Broker and Creditor may act in accordance with the terms of this Section 7.

          8. Customer Waiver and Authorization. Customer hereby waives any rights that Customer may have under the Client Agreement to the extent such rights are inconsistent with the provisions of this Agreement, and hereby authorizes SVBS and Clearing Broker to comply with all instructions and entitlement orders delivered by Creditor to SVBS in accordance with the terms of this Agreement.

          9. Amendments to and Termination of Client Agreement. SVBS, Clearing Broker and Customer shall not amend, supplement or otherwise modify the Client Agreement insofar as it pertains to the Collateral without prior written notice to Creditor. Customer may not terminate the Client Agreement insofar as it pertains to the Collateral without consent of Creditor. SVBS and Clearing Broker agree to use good faith efforts to notify Creditor if SVBS or Clearing Broker terminate the Client Agreement, but SVBS or Clearing Broker's failure to notify Creditor shall not be a breach of this Agreement.

          10. Termination of this Agreement. Creditor may terminate this Agreement by giving SVBS and Customer written notice of termination; provided that, by giving such notice, Creditor acknowledges that it will thereby be confirming that, as of the termination date, it will no longer

SVBS Form Dated October 22, 2002
have a perfected security interest in the Account and Securities in the Collateral which is perfected by control via this Agreement, although Creditor may continue to have a perfected security interest in the Account by other means. SVBS and Clearing Broker may terminate this Agreement by giving Creditor and Customer 30 days prior written notice of termination (unless a shorter notice period is mandated by applicable law). Customer may only terminate this Agreement with the written consent of Creditor; provided that, by giving such notice with Creditor's written consent, both Customer and Creditor acknowledge that they will thereby be confirming that, as of the termination date, Creditor will no longer have a perfected security interest in the Collateral which is perfected by control pursuant to this Agreement, although Creditor may continue to have a perfected security interest in the Collateral by other means.

          11. Delivery of Account Statements. SVBS and Clearing Broker are hereby authorized by Customer and agree to send to Creditor at its address for notices set forth below Creditor's signature block at the end of this Agreement, concurrently with the sending thereof to Customer, duplicate copies of any all monthly statements or reports issued or sent to Customer with respect to the Collateral and the Account. Until this Agreement is terminated, Customer authorizes SVBS to disclose to Creditor at Creditor's request any information concerning Customer's Account and the Securities in the Account, including but not limited to the identity of any other party with which Customer and SVBS and Clearing Broker have executed account control agreements or similar agreements.

          12. Responsibility of SVBS Clearing Broker and Creditor. This Agreement does not create any obligation or duty on the part of SVBS, Clearing Broker or Creditor other than those expressly set forth herein.

          13. No Waiver. Any forbearance or failure or delay by SVBS, Clearing Broker or Creditor in exercising any right hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right shall not preclude their further exercise thereof.

          14. Amendments. This Agreement and all exhibits attached hereto may be amended only in writing signed by all parties hereto.

          15. Governing Law. Notwithstanding the terms of any other agreement, the parties hereto agree that this Agreement shall be governed under and in accordance with the laws of the State of California. All parties hereto each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

          16. Integration Provision. This Agreement constitutes the entire agreement among SVBS, Clearing Broker, Customer and Creditor with respect to Creditor's control over the Collateral and Securities and matters specifically set forth herein, and all prior communications, whether verbal or written, between any of the parties hereto with respect to the subject matter hereof shall be of no effect or evidentiary value.

          17. Notices.

          (a) Any notice, other that a Notice of Exclusive Control, or other communication provided for or allowed hereunder shall be in writing and shall be considered to have been validly given (a) when actually received by the recipient at the address or fascimile number, if delivered

SVBS Form Dated October 22, 2002
personally (whether by messenger, air courier service or otherwise) or sent by facsimile to the address or facsimile number identified below the signature of the applicable party's signature below and addressed to the addressee identified below the signature of the applicable party's signature below; or (b) 72 hours after being deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, if sent to the address and addressee as set forth below the signature of the applicable party hereto. The addresses to which notices or other communications are to be given may be changed from time to time by notice served as provided herein.

          (b) A Notice of Exclusive Control shall be in writing, must be in the form set forth in Exhibit B hereto, must be delivered to the address listed below SVBS' signature block at the end of This Agreement, must be delivered to SVBS via hand delivery, messenger, overnight deliver or facsimile and shall be considered to have been validly given when actually received, except that a facsimile will be considered to have been validly given only when acknowledged in writing by SVBS (SVBS agrees that it will use its good faith effort to promptly acknowledge receipt of such facsimile). Creditor acknowledges that SVBS may not be able to respond to a Notice of Exclusive Control pursuant to section 7 above, and Creditor agrees that SVBS will not be held liable for any failure to respond to a Notice of Exclusive Control, if the Creditor does not deliver the Notice of Exclusive Control as set forth in this Section 17 or to the address listed below SVBS' signature block at the end of this Agreement.

          18. Indemnification and Hold Harmless of SVBS and Clearing Broker by Customer. Customer hereby agrees to indemnify and hold harmless SVBS and Clearing Broker, and their respective affiliates and their respective directors, officers, agents and employees (each, an "Indemnified Person") against any and all claims, causes of action, liabilities, lawsuits, demands and damages (each, a "Claim") asserted by Creditor or any other party, including without limitation, any and all court costs and reasonable attorney's fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, including any claims arising as a result of SVBS' and Clearing Broker's adherence (or alleged failure of adherence) to the foregoing instructions including, without limitation, Claims that allegedly result from SVBS' and/or Clearing Broker's ceasing, based on this Agreement, to permit withdrawals of or from the Collateral or resulting from SVBS' and/or Clearing Broker's paying over or delivering all or any part of the Collateral pursuant to the directions of Creditor; provided that no Indemnified Person shall be entitled to be indemnified to the extent that such Claims arise from the Indemnified Person's own gross negligence or willful misconduct. Customer agrees that SVBS and/or Clearing Broker shall not be liable for delays or errors occurring by reason of circumstances beyond the control of SVBS or Clearing Broker, including, without limitation, acts of civil, military, or banking authorities, national emergencies, market disorder, labor difficulties, fire, flood or other catastrophes, acts of God, terrorism, insurrection, war, riots, failure of transportation or equipment, or failure of vendors, communication or power supply. Clearing Broker shall have no responsibility or liability under this Agreement to Customer for any acts or omissions by SVBS, its officers, employees or agents; and SVBS shall have no responsibility or liability under this Agreement to Customer for any acts or omissions by Clearing Broker, its officers, employees or agents.

          19. Indemnification and Hold Harmless of SVBS and Clearing Broker by Creditors. Creditor hereby agrees to indemnify Indemnified Persons against any and all Claims asserted by Customer or any other party (including, without limitation, any and all court costs and

SVBS Form Dated October 22, 2002
reasonable attorneys' fees) arising directly out of SVBS' and/or Clearing Broker's adherence or failure of adherence to Creditor's instructions in its Notice of Exclusive Control, including, without limitation, any Claim that arises directly out of SVBS' and/or Clearing Broker's ceasing, based on this Agreement, to permit withdrawals of or from the Collateral or resulting from SVBS' and/or Clearing Broker's paying over or delivering all or any part of the Collateral pursuant to Creditor's instructions in its Notice of Exclusive Control; provided, that no Indemnified Person shall be entitled to be indemnified (a) to the extent that such Claim results from an Indemnified Person's gross negligence or willful misconduct; or (b) for any special, indirect, consequential or punitive damages asserted by Customer if the waiver in Section 21 of this Agreement is enforceable. Creditor agrees that it will not hold Indemnified Persons liable for any Claim arising out of or relating to any Indemnified Person's performance or failure of performance under this Agreement other than those Claims that result directly from the acts or omissions of the Indemnified Person which are deemed gross negligence or willful misconduct by a civil court or other similar judicial body. Clearing Broker shall have no responsibility or liability under this Agreement to Creditor for any acts or omissions by SVBS, its officers, employees or agents; and SVBS shall have no responsibility or liability under this Agreement to Creditor for any acts or omissions by Clearing Broker, its officers, employees or agents.

          20. Jury Trial Waiver. CUSTOMER, CREDITOR, SVBS AND CLEARING BROKER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

          21. Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, CUSTOMER WAIVES AND AGREES THAT IT SHALL NOT SEEK FROM SVBS, CLEARING BROKER OR CREDITOR UNDER ANY THEORY OF LIABILITY (INCLUDING WITHOUT LIMITATION ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

          22. Unpaid Account Claims. Before Creditor exercises exclusive control over the Account, SVBS and/or Clearing Broker may, in the ordinary course of business, debit from the Account any unpaid Account Claims. After Creditor exercises exclusive control over the Account, if (a) funds are not available in the Account to pay SVBS and/or Clearing Broker for any Account Claims, and (b) Customer fails to pay such Account Claims with fifteen (15) Business days of SVBS' and/or Clearing Broker's written demand therefore, Creditor will pay to SVBS and/or Clearing Broker, within ten (10) Business days of a written demand by SVBS and/or Clearing Broker, any amounts owed for an Account Claim and that is not paid in full by Customer up to the amount of the proceeds received by Creditor from the Account.

          23. Attorneys' Fees Costs and Expenses. In any action or proceeding between Customer and SVBS, between Customer and Clearing Broker, between Creditor and SVBS, or between Creditor and Clearing Broker, arising out of this Agreement, the prevailing party will be entitled to recover its reasonable attorney's fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

SVBS Form Dated October 22, 2002

          24. No Conflict. To the extent that the terms or conditions of this Agreement are inconsistent with the Client Agreement or any other document, instrument or agreement between SVBS, Clearing Broker and Customer, the terms and conditions of this Agreement shall prevail.

          25. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and to each party's respective successors or heirs and personal representatives. The parties may assign this Agreement and any rights under the Agreement only if that party's successor or assign assume all obligations under this Agreement.

          26. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

          27. Survival. Sections 15 and 18 through 25 shall survive the termination of this Agreement.

          [The rest of this page intentionally left blank.]

SVBS Form Dated October 22, 2002

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

CUSTOMER:                               ARBINET-THEXCHANGE, INC.


                                        By  /s/ Peter P. Sach
                                           -------------------------------------
                                        Name: PETER P. SACH
                                        Title: CAO & TREASURER

                                        Address for Notices:
                                        75 BROAD ST.
                                        20TH FLOOR
                                        NEW YORK, NY 10004
                                        Telephone: (917) 320-2054
                                        Facsimile: (917) 320-1895


CREDITOR:                               SILICON VALLEY BANK


                                        By  /s/ David Reich
                                           -------------------------------------
                                        Name: David Reich
                                        Title: SVP

                                        Address for Notices:
                                        One Newton Executive Park, Suite 200
                                        2221 Washington Street
                                        Newton, MA 02462
                                        Telephone:
                                        Facsimile:


SVBS:                                   SVB SECURITIES


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Operations Manager

                                        Address of Notices:
                                        SVB Securities
                                        3003 Tasman Drive
                                        Mail Sort HG250
                                        Santa Clara, CA 95054
                                        Attn: Operations Manager
                                        Telephone: 408-654-7256
                                        Facsimile: 408-496-2407


CLEARING BROKER:                        BANC OF AMERICA SECURITIES LLC


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

SVBS Form Dated October 22, 2002

                                 SVB Securities
                      Securities account Control agreement
                                   Exhibits A

1.   Account Title and Number:

     Account Title: Arbinet-Thexchange, Inc.

     Account Number 88602820

2. "Security Agreement" (This section to be completed by Creditor): Accounts Receivable Financing agreement dated February 3, 2003 Between Creditor and Customer.

3. Accountant Control Agreements Previously Executed by SVB Securities and Clearing Broker with other Parties Asserting an Interest in the Account (This Section to be Completed by SVBC):

     Securities Account Control Agreement dated February 3, 2003 Between ORIX Merchant Banking LLC, SVBS Customer and Clearing Broker.

SVBS Form Dated October 22, 2002

                                 SVB Securities
                      Securities Account Control Agreement
                                    Exhibit B
                           Notice of Exclusive Control

To:   SVB Securities ("SVBS")

From: ("Creditor") SILICON VALLEY BANK

Re:   ("Customer") ARBINET-THEXCHANGE, INC.

Date:
      -----------------------------

Pursuant to the Securities Account Control Agreement dated
                                                           -----------------
("Agreement") entered among SVBS, Clearing Broker (as defined in the Agreement) Customer and Creditor, Creditor hereby notifies SVBS of Creditor's exercise of Creditor's rights under the Agreement and directs SVBS to cease complying with trading instructions or any entitlement orders originated by Customer or its agents.

Creditor understands and agrees that SVBS and Clearing Broker shall have no duty or obligation whatsoever of any kind or character to determine the validity of Creditor's exercise of its rights under the Agreement or the certification above, to determine if SVBS and/or Clearing Broker is/are obligated to take further instructions from Customer, or to determine whether Creditor has a right to all part of the Collateral. Creditor hereby agrees to indemnify and hold harmless SVBS and Clearing Broker, their respective affiliates, and their respective directors, officers, employees and agents pursuant to the terms of
Section 19 of the Agreement.

Creditor agrees that upon receipt of Creditor's Notice of Exclusive Control, SVBS and Clearing Broker may exercise their rights and remedies as permitted under the Agreement.

Creditor hereby certifies that the person executing this Notice of Exclusive Control is an officer, representative or agent of Creditor authorized to act on the behalf of Creditor and to make the representations and agreements contained in this Notice of Exclusive Control.

CREDITOR:
                                        ----------------------------------------


                                        By
                                           -------------------------------------
                                        Title:


ACKNOWLEDGED BY:                                     SVB SECURITIES
(for facsimile only)


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:
                                        Date:
                                        Time:

SVBS Form Dated October 22, 2002

Account Numbers: 3300388415

                               Silicon Valley Bank

                        DEPOSIT ACCOUNT CONTROL AGREEMENT

Customer: ARBINET-THEXCHANGE, INC.

Creditor: ORIX MERCHANT BANKING LLC

Date: February 3, 2003

          This Deposit Account Control Agreement ("Agreement") is entered into as of the above date between Silicon Valley Bank ("Bank"), Creditor identified above ("Creditor"), and Customer identified above ("Customer").

All parties agree as follows:

1. Deposit Account. Bank maintains one or more demand, time, savings, passbook, certificates of deposit or other similar accounts that are identified above in which Customer has an interest. The referenced account(s) is (are) subject to the Bank's Deposit Agreement Disclosure Statement, unless specifically altered by this Agreement. The parties acknowledge that the Deposit Account constitutes a "Deposit Account" within the meaning of Section 9102 of the Uniform Commercial Code of the State of California ("UCC") and Bank is a "Bank within the meaning of Section 9102 of the UCC. The provisions of this Agreement constitute "Control" over the Deposit Account within the meaning of Section 9104 of the UCC.

2. Security Interests. Pursuant to a security agreement or similar agreement identified in Exhibit A hereto ("Security Agreement"), Customer has granted to Creditor a security interest in the above account(s) and in all funds now or later deposited into or held therein (collectively, the "Deposit Account"). Bank acknowledges the security interest in the Deposit Account granted by Customer to Creditor. With respect to Bank's rights pursuant to Section 6 of this Agreement, Customer has granted to Bank a security interest in the Deposit Account, or Bank has a lien or right of setoff under the UCC or other laws applicable to the Deposit Account. Creditor acknowledges the Bank's lien or right of setoff on the Deposit Account under the UCC or other laws applicable to the Deposit Account and/or the security interest in the Deposit Account granted by Customer to Bank. Customer hereby ratifies and confirms the security interests and/or liens and/or rights of setoff it has granted in the Deposit Account to Bank and Creditor.

3. Other Deposit Control Agreements. Bank has entered into Deposit Account Control Agreements with the parties listed on Exhibit A attached hereto. Customer covenants and agrees that it will not enter into a deposit control agreement with any other party without Creditor's prior written consent. Bank agrees that it will not enter into a deposit control agreement with any other party with respect to the Deposit Account without Creditor's prior written consent.

4. Customer's Rights in Deposit Account. Until Bank receives a Notice of Exclusive Control (as described and set forth below), Customer will be entitled to draw items on and otherwise to withdraw or direct the disposition of funds from the Deposit Account. So long as this Agreement is in effect, Customer may not close the Deposit Account without

SVB Form date April 15, 2002

Creditor's prior written consent. Bank may close Customer's Deposit Account in accordance with Bank's business practices and as required by applicable law. Customer will notify Creditor if Bank closes Customer's Deposit Account.

5. Creditor's Control of Deposit Account. Except as permitted in section 6 of this Agreement, and except as required pursuant to the terms of any other deposit account control agreement executed by Customer and/or referenced in
Section 3 and Exhibit A to this Agreement, after Bank receives a Notice of Exclusive Control from Creditor and has had reasonable opportunity to comply with it, but no later than two Business Days ("Business Days" means days which Bank is open to the public for business and are measured in 24 hour increments) after the Notice of Exclusive Control has been validly given (in accordance with Section 13 (B) below), Bank and Customer agree that Bank will comply with Creditor's instructions as to the withdrawal or disposition of any funds credited to the deposit Account, and to any other matters relating to the Deposit Account, without Customer's further consent. Creditor agrees that it will not send a Notice of Exclusive Control unless it believes that it is entitled to exercise its rights as to the Deposit Account under the Security Agreement or any of the other documents executed in connection with the Security Agreement. The Notice of Exclusive Control must be in the form set forth in Exhibit B hereto and must be signed by an authorized representative of Creditor. Creditor's instructions may include the giving of stop payment orders for any items being presented to the Deposit Account for payment. Bank will be fully entitled to rely upon such instructions from Creditor even if such instructions are contrary to any instructions or demands given by Customer. Customer confirms that Bank should follow instructions from Creditor even if the result of following such instructions is that Bank dishonors items presented for payment from the Deposit Account. Customer further confirms that Bank will have no liability to Customer for wrongful dishonor of such items in following such instructions from Creditor. Bank shall have no duty to inquire or determine whether Customer's obligations to Creditor are in default or whether the Creditor is entitled to send a Notice of Exclusive Control.

6. Priorities of Security Interests; Rights Reserved by Bank. Creditor agrees that nothing herein subordinates or waives, and that Bank expressly reserves, any and/or all of Bank's present and future rights (whether described as right of setoff, banker's liens, chargeback or otherwise, and whether available to Bank under the law or under any other agreement between Bank and Customer concerning the Deposit Account) with respect to (a) items deposited to the Deposit Account and returned unpaid, whether for insufficient funds or for any other reason; (b) overdrafts on the Deposit Account; (c) automated clearing house entries; (d) any provisional credits granted by Bank to the Deposit Account; (e) claims of breach of the Uniform Commercial Code's transfer or presentment warranties made against Bank in connection with items deposited to the Deposit Account; (f) Bank's usual and customary charges for services rendered in connection with the Deposit Account; or (g) any lien arising in connection with any loan or other credit relationship between Customer and Bank which lien shall be subject to the provision of the Subordination/ Intercreditor Agreement identified in Exhibit A hereto. Creditor agrees that notwithstanding receipt of Creditor's Notice of Exclusive Control, subject to the terms and obligations in the Subordination/ Intercreditor Agreement listed in Exhibit A, Bank may exercise Bank's rights and remedies in connection with any liens, security interests or claims it may have in or on the Deposit Account as described in this Section 6.

7. Statements. At customer's expense, Bank will send copies of all statements for the Deposit Account to Creditor at Creditor's address set forth below Creditor's signature block at the end of this Agreement. Until this Agreement is terminated, Customer authorizes Bank to disclose to Creditor at Creditor's request any information concerning Customer's Deposit Account, including but not limited to the identity

SVB Form date April 15, 2002
of any other party with which Customer and Bank have executed deposit control agreements or similar agreements.

8. Returned Items. Bank will pay returned items by debiting the Deposit Account. if at any time after Creditor exercises exclusive control over the Deposit Account (a) funds are not available in the Deposit Account to cover the amount of any returned item, and (b) Customer fails to pay such amount within 15 Business Days of Bank's written demand therefor, then Creditor agrees that it will pay, within ten (10) Business Days of a written demand by Bank, any amounts owed for a returned item that is not paid in fully by Customer up to the amount of the proceeds received by Creditor form the corresponding returned item.

9. Indemnity and hold harmless of Bank by Customer. Customer hereby agrees to indemnify and hold harmless Bank, its affiliates and their respective directors, officers, agents and employees (each, an "Indemnified Person") against any and all claims, causes of action, liabilities, lawsuits, demands and damages (each, a "Claim") asserted by Creditor or any other party (other than Indemnified Person), including without limitation, any and all court costs and reasonable attorneys' fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, including any Claims arising as a result of Bank's adherence. (or alleged failure of adherence) to the foregoing instructions including, without limitation, Claims that allegedly result from Bank's ceasing, based on this Agreement, to permit withdrawals of or from the Deposit Account or the funds in the Deposit Account or resulting from Bank's paying over or delivering all or any part of the Deposit Account or the funds in the Deposit Account pursuant to the directions of Creditor; provided that no Indemnified Person shall be entitled to be indemnified to the extent that such Claims result from an Indemnified Person's gross negligence or willfull misconduct. Customer will indemnify Creditor for any indemnity obligations Creditor owes to Bank under this Agreement.

10. Indemnification and Hold Harmless of Bank by Creditor. Creditor hereby agrees to indemnified Persons against any and all Claims asserted by Customer or any other party (other than an Indemnified Person), including, without limitation, any and all court costs and reasonable attorneys' fees, arising directly out of Bank's adherence or failure of adherence to Creditors' instructions in its Notice of Exclusive Control, including, without limitation, any Claim that arises directly out of Bank's ceasing, based on this Agreement, to permit withdrawals of or from the Deposit Account of the funds in the Deposit Account or resulting from Bank's paying over or delivering all or any part of the Deposit Account or the funds in the Deposit Account pursuant to Creditor's instructions in its Notice of Exclusive Control; provided that no Indemnified Person shall be entitled to be indemnified (a) to the extent that such Claim results from an Indemnified Person's gross negligence or willful misconduct; (b) for any special, indirect, consequential or punitive damages asserted by Customer if the waiver in Section 11 of this Agreement is enforceable; or (c) any Claim asserted against Bank for Bank's breach of the Subordination/Intercreditor Agreement identified in Exhibit A. Creditor agrees that it will not hold Indemnified Persons liable for any Claim arising out of or relating to any Indemnified Person's performance or failure of performance under this Agreement other than those Claims that result directly from the acts or omissions of an Indemnified Person which constitute gross negligence or willful misconduct.

11. Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, CUSTOMER WAIVES AND AGREES THAT IT SHALL NOT SEEK FROM BANK OR CREDITOR UNDER ANY THEORY OF LIABILITY (INCLUDING WITHOUT LIMITATION ANY THEORY IN TORT), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

SVB Form date April 15, 2002

12. Amendments. This Agreement and all Exhibits attached hereto may be amended only By a written agreement, signed by Bank, Creditor, and Customer

13. Notices.

(A) Any notice, other than a Notice of Exclusive Control, or other communication provided for allowed hereunder shall be in writing and shall be considered to have been validly given (a) when received if delivered personally (whether by messenger, hand delivery or otherwise) or by overnight delivery or by facsimile to the recipient to the address or facsimile number set forth below the signature of the applicable party hereto, or (b) 72 hours after being deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, if sent to the address and addressee as set forth below the signature of the applicable party hereto. The addresses to which notices or other communications are to be given (including a Notice of Exclusive Control pursuant to subsection (B) below) may be changed from time to time by notice served as provided herein.

(B) A Notice of Exclusive control shall be in writing, must be in the form set forth in exhibit B hereto, must be delivered to the address listed below Bank's signature block at the end of this Agreement, must be delivered to Bank via hand delivery, messenger, overnight delivery or facsimile and shall be considered to have been validly given when actually received except that a facsimile will be considered to have been validly given only when acknowledge in writing by Bank (Bank agrees that it will use its good faith effort to acknowledge receipts of such facsimile. Creditor acknowledges that Bank may not be able to respond to a Notice of Exclusive control pursuant to Section 5 above, and Creditor agrees that Bank will not be held liable for any failure to respond to a Notice of Exclusive Control, if the Creditor does not deliver the Notice of Exclusive Control as set forth in this Section 13 or to the Address listed below Bank's signature block at the end of this Agreement.

14. Integration Provision. Except for the Subordination/Intercreditor Agreement identified in Exhibit A, this Agreement constitutes the entire agreement among Bank, Customer and Creditor with respect to Creditor's control over the Deposit Account and matters related thereto, and all prior communications, whether verbal or written, between any of the parties hereto with respect to the subject matter hereof shall be of no further effect or evidentiary value.

15. Counterparts. This Agreement may be signed in counterparts that, when signed by all parties, shall constitute one agreement.

16. Relationship of the Parties. Nothing in this agreement shall create any agency or fiduciary relationship between Customer, Creditor and Bank.

17. Governing Law and Jurisdiction. The parties hereto agree that this agreement shall be governed exclusively under and in accordance with the laws of the State of California. All parties hereto each submit to the Exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

18. Jury Trial Waiver. CUSTOMER, CREDITOR, AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

19. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives. However, Customer may not assign this Agreement without the prior written consent of the Creditor and Bank.

SVB Form date April 15, 2002

Creditor may not assign this Agreement without the prior written consent of Bank. Bank may not assign this Agreement without 30 days prior written notice to the other parties.

20. Attorneys' Fees, Costs and Expenses In any action or proceeding between Bank and any other party to this agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

21. Termination; Survival. Creditor may terminate this Agreement by giving Bank and Customer written notice of termination; provided that, by giving such notice, Creditor acknowledges that it will thereby be confirming that, as of the termination date, it will no longer have a perfected security interest in the Deposit Account via control pursuant to this Deposit Account Control Agreement, although Creditor may continue to have a perfected security interest in the Deposit Account by other means. Bank may terminate this Agreement by giving Creditor and Customer 30 days' prior written notice of termination. Customer may only terminate this Agreement with the written consent of Creditor; provided that, by giving such notice with Creditor's written consent, both Customer and Creditor acknowledge that they will thereby be confirming that, as of the termination date, Creditor will no longer have a perfected security interest in the Deposit Account via control pursuant to this Deposit Account Control Agreement, although Creditor may continue to have a perfected security interest in the Deposit Account by other means. Subject to the foregoing, this Agreement Automatically terminates when the Deposit Account closes or when Creditor notifies Bank that all obligations owed to Creditor have been paid in full and Creditor has terminated its security interest in the Deposit Account. Sections 9, 10, 11, 17, 18 and 20 shall survive the termination of this Agreement

[The rest of this page intentionally left blank]

SVB Form date April 15, 2002

BANK:       SILICON VALLEY BANK                    2/3/03


            By  /s/ Authorized Representative
               ---------------------------------
            Title:
            Deposit Control Department
                                                   Bonnie Hamond
                                                   Operations Manager
            Address for Notices:                   Silicon Valley Bank
            Silicon Valley Bank                    3003 Tasman Dr.
            Deposit Control Department             Santa Clara. CA 95064
            3003 Tasman Drive                      (408) 654-5512
            Mail Sort AGERS 180
            Santa Clara, CA 95054
            Telephone: 408-654-55121403-164-3034
            /408-654-3009
            Facsimile: 408-634-6389


CUSTOMER:   ARBINET-THEXCHANGE, INC.
            & Delaware corporation


            By  /s/ Peter P. Sach
               ---------------------------------
            Name: Peter P. Sach
            Title: CAO & Treasurer

            Address for Notices:
            75 Broad Street, 10th Floor
            New York, New York
            Telephone:
            Facsimile: (917) 320-1895


CREDITOR:   ORIX MERCHANT BANKING LLC
            Delaware LLC corporation


            By  /s/ Kevin P. Sheehan
               ---------------------------------
            Name: Kevin P. Sheehan
            Title: Principal

            Address for Notices:
            1177 Avenue of the American
            New-York, New York
            Telephone: 212-739-1100
            Facsimile: 212-739-3701

SVB FORM date April 15, 2002

                               Silicon Valley Bank
                        Deposit Account Control Agreement
                                    Exhibit A

1.   "Security Agreement":

               Loan and Security Agreement dated January 31, 2002

2. Deposit Account Control Agreements Previously Executed by Silicon Valley Bank with other Parties Asserting an Interest in the Deposit Account:

                                      None.

3. Subordination/Intercreditor Agreement(s) executed by Silicon Valley Bank and Creditor:

               Intercreditor Agreement dated February 3, 2003

SVB Form date April 15, 2002

                               Silicon Valley Bank
                        Deposit Account Control Agreement
                                    Exhibit B
                           Notice of Exclusive Control

To:   Silicon Valley Bank ("Bank")
From: ("Creditor")   ORIX MERCHANT BANKING LLC
Re:   ("Customer")   ARBINET-THEXCHANGE, INC.
Date:
      ------------------

Pursuant to the Deposit Account Control Agreement dated
                                                        -----------------
("Agreement") entered among Bank, Customer and Creditor, Creditor hereby notifies Bank of Creditor's exercise of Creditor's rights under the Agreement and directs Bank to cease complying with instructions or any directions originated by Customer or its agents. Creditor hereby certifies that it is entitled to exercise its rights under the Agreement, that Creditor has a right to all or part of the funds in the Deposit Account (as defined in the Agreement), and agrees to specify the amount of the funds in the Deposit Account so due Creditor.

Creditor understands and agrees that Bank shall have no duty or obligation whatsoever of any kind or character to determine the validity of Creditor's exercise of its rights under the Agreement or the certification above, to determine if Bank is obligated to take further instructions from Customer, or to determine whether Creditor has a right to all or part of the funds in the Deposit Account. Creditor hereby agrees to indemnify and hold harmless Bank, its affiliates, and their respective directors, officers, employees and agents pursuant to the terms of Section 10 of the Agreement.

Creditor agrees that, upon receipt of Creditor's Notice of Exclusive Control, Bank may exercise Bank's rights and remedies as permitted under Sections 5 and 6 of the Agreement and under any applicable laws, and may need to comply with obligations pursuant to the deposit account control agreements set forth in Exhibit A of the Agreement.

Creditor hereby certifies that the person executing this Notice of Exclusive Control is an officer, representative or agent of Creditor authorized to act on the behalf of Creditor and to make the representations and agreements contained in this Notice of Exclusive Control.

CREDITOR:
                                        ----------------------------------------


                                        By
                                           -------------------------------------
                                        Title:


ACKNOWLEDGED BY:                        SILICON VALLEY BANK
(for facsimile only)


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:
                                        Date:
                                        Time:

SVD Form date April 15, 2002

           FIRST AMENDMENT TO ACCOUNTS RECEIVABLE FINANCING AGREEMENT

     This First Amendment to Accounts Receivable Financing Agreement (this "First Amendment") is entered into as of October 27, 2003, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and ARBINET-THEXCHANGE, INC., a Delaware corporation with its principal place of business at 120 Albany Street, Tower II, Suite 450, New Brunswick, New Jersey 08901 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a financing arrangement dated as of February 3, 2003, evidenced by, among other documents, a certain Accounts Receivable Financing Agreement dated as of February 3, 2003, between Borrower and Bank (as amended, the "AR Financing Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the AR Financing Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the AR Financing Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

     A    Modifications to AR Financing Agreement.

          1. The AR Financing Agreement shall be amended by deleting the following definitions appearing in Section 1 thereof:

                    "Closing Date" is the date of this Agreement.

                    "Facility Amount" is Twelve Million Five Hundred Thousand Dollars ($12,500,000.00), provided that the Facility Amount shall be limited to Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00) (the "Cap") until such time as the Bank increases the Cap in the Bank's sole and absolute discretion. Any increase in the availability above the Cap described in the foregoing sentence shall be deemed received to the extent that: (i) Bank provides written notice to Borrower of such increase and only for the amount of such increase, or (ii) the aggregate outstanding amount of Financed Receivables at any one time exceeds the Cap, in which case the Facility Amount shall be deemed to be such increased amount.

                    "Maturity Date" shall be February 2, 2004.

                    "Minimum Finance Charge" is a minimum monthly Finance Charge to be imposed beginning in the first full month of this Agreement, payable in arrears, of Seven Thousand Five Hundred Dollars ($7,500.00), which amount shall increase with increases in the Cap as defined herein: (i) when the Cap is at least Eight Million Seven Hundred Fifty Thousand Dollars ($8,750,000.00) but less than Twelve Million Five Hundred thousand Dollars ($12,500,000.00), a minimum monthly Finance Charge of Ten Thousand Dollars ($10,000.00); and
                    (ii) when the Cap is Twelve Million Five Hundred Thousand Dollars ($12,500,000.00), a minimum monthly Finance Charge of Fourteen Thousand Dollars ($14,000.00)."

               and inserting in lieu there of the following:

                    "Closing Date" is October 27, 2003.

                    "Facility Amount" is Eighteen Million Seven Hundred Fifty Thousand Dollars ($18,750,000.00), provided that the Facility Amount shall be limited to Twelve Million Five Hundred Thousand Dollars ($12,500,000.00)(the "Cap") until such time as the Bank increases the Cap in the Bank's sole and absolute discretion. Any increase in the availability above the Cap described in the foregoing sentence shall be deemed received to the extent that: (i) Bank provides written notice to Borrower of such increase and only for the amount of such increase, or (ii) the aggregate outstanding amount of Financed Receivables at any one time exceeds the Cap, in which case the Facility Amount shall be deemed to be such increased amount.

                    "Maturity Date" shall be October 26, 2005.

                    "Minimum Finance Charge" is a minimum monthly Finance Charge to be imposed beginning in the first full month of this Agreement, payable in arrears, of Fourteen Thousand Dollars ($14,000.00)."

          2. The AR Financing Agreement shall be amended by deleting the following text appearing in Section 3.3 thereof, entitled "Facility Fee":

                    "A fully earned, non-refundable facility fee of Seventy-Five Thousand Dollars ($75,000.00) is due upon execution of this Agreement."

              and inserting in lieu thereof the following:

                    "A fully earned, non-refundable facility fee of Seventy-Five Thousand Dollars ($75,000.00) is due upon execution of this Agreement, which has been paid in full. Thereafter, a fully earned, non-refundable facility fee of Fifty Thousand Dollars ($50,000.00) is due: (a) on the Closing Date, and
                    (b) on each anniversary of the Closing Date thereafter during the Facility Period."

4. FEES. Notwithstanding Section 11 of the AR Financing Agreement, the Borrower shall not be obligated to reimburse Bank for any legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of February 3, 2003 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

6. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this First Amendment, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this First Amendment in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this First Amendment shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this First Amendment.

11. COUNTER SIGNATURE. This First Amendment shall become effective only when it shall have been executed by Borrower and Bank.

            [The remainder of this page is intentionally left blank]

     This First Amendment is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                               BANK:

ARBINET-THEXCHANGE, INC.                SILICON VALLEY BANK


By:  /s/ Peter P. Sach                  By:  /s/ Dave Reich
    --------------------------------        ------------------------------------
Name: Peter P. Sach                     Name: Dave Reich
Title: CAO & Treasurer                  Title: SVP

           SECOND AMENDMENT TO ACCOUNTS RECEIVABLE FINANCING AGREEMENT

     This Second Amendment to Accounts Receivable Financing Agreement (this "Second Amendment") is entered into as of May 28, 2004, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and ARBINET-THEXCHANGE, INC., a Delaware corporation with its principal place of business at 120 Albany Street, Suite 450, New Brunswick, New Jersey 08901 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a financing arrangement dated as of February 3, 2003, evidenced by, among other documents, a certain Accounts Receivable Financing Agreement dated as of February 3, 2003, between Borrower and Bank, as amended by a certain First Amendment to Accounts Receivable Financing Agreement dated as of October 27, 2003 (as amended, the "AR Financing Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the AR Financing Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as Described in the AR Financing Agreement (together with any other collateral security granted to Bank, the "Security Documents").

     Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

     Modifications to AR Financing Agreement.

     1. The AR Financing Agreement shall be amended by deleting the following definitions appearing in Section 1 thereof:

               "Applicable Rate" is a per annum rate equal to the "Prime Rate" plus five and one-half percent (5.5%).

               "Facility Amount" is Eighteen Million Seven Hundred Fifty Thousand Dollars ($18,750,000.00), provided that the Facility Amount shall be limited to Twelve Million Five Hundred Thousand Dollars ($12,500,000.00)(the "Cap") until such time as the Bank increases the Cap in the Bank's sole and absolute discretion. Any increase in the availability above the Cap described in the foregoing sentence shall be deemed received to the extent that:
               (I) Bank provides written notice to Borrower of such increase and only for the amount of such increase, or (ii) the aggregate outstanding amount of Financed Receivables at any one time exceeds the Cap, in which case the Facility Amount shall be deemed to be such increased amount.

               "Financed Receivables" are all those accounts, receivables, chattel paper, instruments, contract rights, documents, general intangibles, letters or credit, drafts, bankers acceptances, and rights to payment, and all proceeds, including their proceeds (collectively "receivables"), which Bank finances and make an Advance. A Financed Receivables stops being a Financed Receivables (but remains Collateral) when the Advance made for the Financed Receivables has been finally paid.

               "Maturity Date" shall be October 26, 2005.

               "Minimum Finance Charge" is a minimum monthly Finance Charge to be imposed beginning in the first full month of this Agreement, payable in arrears, of Fourteen Thousand Dollars ($14,000.00).

          and inserting in lieu thereof the following:

               "Applicable Rate" is a per annum rate equal to: (a) prior to the 2004 Closing Date, the "Prime Rate" plus five and one-half of one percent (5.5%), (b) after the 2004 Closing Date and prior to the occurrence of an IPO, the "Prime Rate" plus two percent (2.0%), and (c) after the occurrence of an IPO, the "Prime Rate".

               "Facility Amount" is Twenty Five Million Dollars ($25,000,000.00), provided that the Facility Amount shall be limited to Eighteen Million Seven Hundred Fifty Thousand Dollars ($18,750,000.00) (the "Cap") until such time as the Bank increases the Cap in the Bank's sole and absolute discretion. Any increase in the availability above the Cap described in the foregoing sentence shall be deemed received to the extent that:
               (i) Bank provides written notice to Borrower of such increase and only for the amount of such increase, or (ii) the aggregate outstanding amount of Financed Receivables at any one time exceeds the Cap, in which case the Facility Amount shall be deemed to be such increased amount.

               "Financed Receivables" are all those accounts, receivables, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, bankers acceptances, and rights to payment (collectively "receivables"), and the Placeholder Invoice, and all proceeds, including their proceeds, which Bank finances and makes an Advance. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been finally paid.

               "Maturity Date" shall be May   , 2006 [two years from closing].
                                            --

               "Minimum Finance Charge" is a minimum monthly Finance Charge to be imposed beginning in the first full month of this Agreement, payable in arrears, of Fourteen Thousand Dollars ($14,000.00), which amount shall increase to Twenty Two Thousand Five Hundred Dollars ($22,500.00) when the Cap is Twenty Five Million Dollars ($25,000,000.00) as of the 2004 Closing Date.

     2. The AR Financing Agreement shall be amended by inserting the following definitions, in alphabetical order, in Section 1 thereof:

               "2004 Closing Date" is May   , 2004.
                                          --

               "IPO" is Borrower's initial underwritten public offering and sale of its securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, pursuant to which Borrower receives net cash proceeds in an amount not less than $40,000,000.00.

               "Placeholder Advance" is defined in Section 2.2.

               "Placeholder Invoice" is a "placeholder invoice" maintained on the books of the Bank with a face amount equal to 125% of the principal amount (at any time) of the Placeholder Advance outstanding.

               "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's debt to Bank (pursuant to a subordination agreement entered into between the Bank, the Borrower and the subordinated creditor), on terms acceptable to Bank.

               "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all Subordinated Debt.

               "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (i) any amounts attributable to (a) goodwill, (b) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, minus (ii) Total Liabilities.

     3. The AR Financing Agreement shall be amended by deleting Section 2.1 thereof, entitled "Request for Advances", in its entirely, and inserting in lieu thereof the following:

               "2.1 Request for Advances. During the Facility Period, Borrower may offer either accounts receivable or the Placeholder Invoice to Bank and request that the Bank finance such accounts receivable or Placeholder Invoice, if there is not an Event of Default. Borrower will deliver an Invoice Transmittal for each accounts receivable or Placeholder Invoice it offers. Bank may rely on information on or with the Invoice Transmittal."

     4. The AR Financing Agreement shall be amended deleting Section 2.2 thereof, entitled "Acceptance of Accounts Receivable", in its entirely, and inserting in lieu thereof the following:

               "2.2 Acceptance of Accounts Receivable. Bank is not obligated to finance any accounts receivables or the Placeholder Invoice, except as provided herein. Bank agrees to finance account receivables from qualified credit Account Debtors as determined by Bank in its reasonable discretion unless, in Bank's reasonable assessment, the credit risk on those Account Debtors has changed, or there exists an Event of Default. Without limiting the Bank's discretion described in the foregoing sentence, the Bank may finance (i) certain billed receivables and (ii) certain unbilled receivables for communications services (including minutes and data) purchased in the current billing cycle but to be invoiced within fifteen (15) days. Bank may approve any Accounts Debtor's credit ("Eligible Account" or collectively, "Eligible Accounts") in writing before agreeing to finance any accounts receivable and will extend Advances against Eligible Accounts. Bank reserves the right, in its reasonable discretion, to remove any specific Account Debtor from the Eligible Accounts. When Bank agrees to finance a receivable or the Placeholder Invoice, it will extend credit to Borrower in an amount up to the result of the Advance Rate multiplied by the face amount of the receivable or the Placeholder Invoice (the "Advance"). Bank may, in its reasonable discretion, change the percentage of the Advance Rate with prior written notice to Borrower. When Bank makes an Advance, the receivable or the Placeholder Invoice becomes a "Financed receivables." All representations and warranties in Section 6 must be true as of the date of the Invoice Transmittal and of the Advance and no Event of Default exists or would occur as a result of the Advance. The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount, as affected by the Cap. In addition, the face amount of the Financed Receivable based on the Placeholder Invoice may not exceed $6,250,000. Accordingly, the aggregate amount of all outstanding Advances made based on the Placeholder Invoice ("Placeholder Advances") may not exceed $5,000,000."

     5. The AR Financing Agreement shall be amended by deleting the following text appearing in Section 3.3 thereof, entitled "Facility Fee":

          "Thereafter, a fully earned, non-refundable facility fee of Fifty Thousand Dollars ($50,000.00) is due: (a) on the Closing Date, and (b) on each anniversary of the Closing Date thereafter during the Facility Period."

          and inserting in lieu thereof the following:

          "A fully earned, non-refundable facility fee of Fifty Thousand Dollars ($50,000.00), which has been paid in full, is due on the Closing Date. A fully earned, non-refundable facility fee of Twenty Five Thousand Dollars ($25,000.00) is due on the 2004 Closing Date. Thereafter, a fully earned, non-refundable facility fee of Fifty Thousand Dollars ($50,000.00) is due on each anniversary of the 2004 Closing Date during the Facility Period."

     6. The AR Financing Agreement shall be amended by deleting Section 4.3 thereof, entitled "Early Termination of Agreement", in its entirety, and inserting in lieu thereof the following:

               "4.3 Early Termination of Agreement. This Agreement may be terminated prior to the last day of the Facility Period as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to Bank; or (ii) by Bank at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated prior to the Maturity Date: (A) by Bank in accordance with clause
               (ii) in the foregoing sentence or (B) by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to: (a) Seventy Five Thousand Dollars ($75,000.00), if such termination occurs on or before January 1, 2005, or (b) Fifty Thousand Dollars ($50,000.00), if such termination occurs after January 1, 2005 (the "Early Termination Fee"). The Early Termination Fee shall be due and payable on the effective date of such termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations. Notwithstanding the foregoing, Bank agrees to waive the Early Termination Fee if Bank agrees to refinance and redocument this Agreement under another division of the Bank (in its sole and exclusive discretion) prior to the last day of the Facility Period."

     7. The AR Financing Agreement shall be amended by deleting the following text appearing in subsection (D) of Section 6.3 thereof, entitled "Affirmative Covenants":

          "(ii) as soon as available, but no later than one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank (Ernst & Young is currently deemed acceptable);"

          and inserting in lieu thereof the following:

          "(ii) as soon as available, but no later than one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank (Ernst & Young is currently deemed acceptable). Notwithstanding the foregoing, Borrower shall deliver such audited consolidated financial statements as soon as available but no later than one hundred eighty (180) days after the end of Borrower's fiscal year ended December 31, 2003;"

     8. The AR Financing Agreement shall be amended by deleting subsection (L) of Section 6.3 thereof, entitled "Affirmative Covenants", in its entirety, and inserting in lieu thereof the following:

          "(E) Maintain at all times: (i) prior to the occurrence of an IPO, an EBITDA of not less than One Dollar ($1.00), to be tested on a monthly and quarterly basis, and (ii) after the occurrence of an IPO, cumulative EBITDA losses, beginning on the date of the completion of the IPO, of not more than 50% of the net proceeds received by Borrower pursuant to such IPO, to be tested quarterly."

     9. The AR Financing Agreement shall be amended by deleting subsection (K) of Section 9 thereof, entitled "Events of Default", in its entirely, and inserting in lieu thereof the following:

          "(K) Any of the following occurs: (i) another entity obtains a first, perfected lien against the Collateral; or (ii) the Borrower has been subject to any event or circumstance having an adverse effect which results in Borrower's Tangible Net Worth falling below $4,000,000.00."

4. FEES. The Borrower shall be obligated to reimburse Bank for any reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of February 3, 2003 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof, except as set forth on Schedule 5 attached hereto.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms, all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligation, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Second Amendment, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Second Amendment in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Second Amendment shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Second Amendment.

10. COUNTER SIGNATURE. This Second Amendment shall become effective only when it shall have been executed by Borrower and Bank.

            [The remainder of this page is intentionally left blank]

     This Second Amendment is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                                   BANK:
ARBINET-THEXCHANGE, INC.                    SILICON VALLEY BANK


By:  /s/ John J. Roberts                   By:  /s/ David Reich
    ------------------------------------       ---------------------------------

Name: John J. Roberts                      Name: David Reich
Title: Chief Financial officer             Title: SVP

826621.8

C/O & SVP Operation
Peter P. Sach

                                   SCHEDULE 5
                        Changes to Perfection Certificate
                                       Of
                            Arbinet-thexchange, Inc.

The following sections of the Perfection Certificate of Arbinet-thexchange, Inc. dated February 3, 2003 are amended as follows. All unamended sections or subsections remain in effect.

1.   Names.

     (h)  The Company currently maintains its bank and investment accounts at:
     (l) Bank Accounts - Fleet Bank, JP Morgan, Bank of New York, Natwest Bank Plc., Silicon Valley Bank
     2.   Investment Accounts - JP Morgan, Silicon Valley Bank

2.   Current Locations.

     (a)  The following is the mailing address of the Company:

     Mailing Address                          City            State
     ---------------                          ----            -----
     120 Albany Street, Tower II, Suite 450   New Brunswick   NJ

3.   Prior Locations.

     (a) (a) Set forth below is the information required by subparagraphs (a),
     (b), (c) and (d) of paragraph 2 with respect to each location or place of business previously maintained by the Company at any time during the past five (5) years in a state in which the Company that previously maintained a location or place of business:

Mailing Address                    City       State
---------------                    ----       -----
75 Broad Street, 20th Floor        New York   NY
33 Whitehall Street, 19th Floor    New York   NY
226 East 54th Street, 20th Floor   New York   NY